UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN

PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant To Section 14(a) of the

Securities Exchange Act of 1934

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Juniper Pharmaceuticals, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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June 4, 2015

Dear Stockholder:

You are cordially invited to attend the 2015 Annual Meeting of Stockholders of Juniper Pharmaceuticals, Inc. (formerly known as Columbia Laboratories, Inc.) (“Juniper” or the “Company”) on Tuesday, July 7, 2015, at 10:00 a.m. Eastern Time at InterContinental Boston, 510 Atlantic Avenue, Boston, Massachusetts 02210.

Your Board of Directors recommends a vote “FOR” the election of each of the seven nominees for director, “FOR” the ratification of the appointment of our independent registered public accounting firm, “FOR” the approval of the 2015 Long-Term Incentive Plan and “FOR” the advisory vote to approve the compensation of our named executive officers, as disclosed in the accompanying Proxy Statement, or “say-on-pay.”

We hope you can join us at this meeting. As a stockholder, your participation in the affairs of Juniper is important, regardless of the number of shares you hold. Therefore, whether or not you are able to personally attend, please vote your shares as soon as possible by completing and returning the enclosed proxy card, or, if you hold your shares in street name and the firm that holds your shares offers voting by internet or telephone, by voting online or by telephone, using the procedures described in the voting instruction card provided by your broker or nominee. If you decide to attend the Annual Meeting, you will be able to vote in person even if you have previously voted.

Our 2014 Annual Report and Proxy Statement for the 2015 Annual Meeting of Stockholders are enclosed. We hope you find them informative reading.

On behalf of the Board of Directors, we would like to express our appreciation for your continued interest in the affairs of Juniper.

Sincerely yours,

Frank C. Condella Jr.

President and Chief Executive Officer

Stephen G. Kasnet

Chairman of the Board of Directors

4 Liberty Square, Boston, Massachusetts 02109

TEL: (617) 639-1500 FAX: (617) 482-0618 http://www.juniperpharma.com

JUNIPER

PHARMACEUTICALS, INC

NOTICE OF 2015 ANNUAL MEETING OF STOCKHOLDERS

TIME	10:00 a.m. Eastern Time on Tuesday, July 7, 2015

PLACE	InterContinental Boston
510 Atlantic Avenue
Boston, MA 02210

ITEMS OF BUSINESS	1. To elect seven members to the Board of Directors.

2. To ratify the appointment of BDO USA, LLP, as our independent registered public accounting firm for the fiscal year ending December 31, 2015.

3. To approve the 2015 Long-Term Incentive Plan.

4. To conduct an advisory vote to approve the compensation of our named executive officers, as disclosed in the accompanying Proxy Statement.

RECORD DATE	You are entitled to vote at the Annual Meeting and any adjournment thereof if you were a stockholder at the close of business on May 28, 2015.

ANNUAL REPORT	Our 2014 Annual Report is enclosed and is a part of our proxy materials being provided to you.

Pursuant to rules promulgated by the U.S. Securities and Exchange Commission, we have elected to provide access to our proxy materials by sending you this full set of proxy materials, including a proxy card, and notifying you of the availability of our proxy materials on the Internet. This Proxy Statement and our 2014 Annual Report are available at:

http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=18460

By Order of the Board of Directors

George O. Elston
Corporate Secretary

IMPORTANT

IT IS IMPORTANT THAT YOU RETURN YOUR PROXY PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE DATE, SIGN AND COMPLETE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

IF YOUR BROKER PROVIDES FOR VOTING ONLINE OR BY TELEPHONE, YOU MAY VOTE ONLINE OR BY TELEPHONE USING THE PROCEDURES DESCRIBED IN THE ACCOMPANYING VOTING INSTRUCTION CARD PROVIDED BY YOUR BROKER.

SUBMITTING YOUR PROXY NOW WILL NOT PREVENT YOU FROM VOTING YOUR SHARES AT THE ANNUAL MEETING IF YOU DESIRE TO DO SO, AS YOUR PROXY IS REVOCABLE AT YOUR OPTION.

Important Notice Regarding the Availability of Proxy Materials for Juniper Pharmaceuticals, Inc.’s

2015 Annual Meeting of Stockholders to be Held on Tuesday, July 7, 2015

This Proxy Statement and our 2014 Annual Report are available at

http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=18460

In accordance with SEC rules, this website does not use “cookies,” track the identity of anyone accessing the website to view the proxy materials, or gather any personal information.

ATTENDANCE AND VOTING MATTERS

Q:	Why am I receiving these materials?

A:	The Board of Directors (the “Board”) of Juniper Pharmaceuticals, Inc. (formerly known as Columbia Laboratories, Inc.) (“Juniper,” the “Company,” “we,” “our,” or “us,” as the context requires) is providing this proxy statement (this “Proxy Statement”) and accompanying proxy card to solicit your proxy in connection with Juniper’s Annual Meeting of Stockholders (the “Annual Meeting”), which will take place on July 7, 2015. The Board is requesting your vote on the proposals described in this Proxy Statement. This Proxy Statement and accompanying proxy card are being distributed on or about June 4, 2015.

Q:	Who is soliciting the proxies?

A:	We are soliciting proxies in the form enclosed on behalf of the Board. Our Board has selected the persons named on the enclosed proxy card (the “Named Proxies”) to vote all shares represented by proxy at the Annual Meeting. The Named Proxies will vote any properly executed proxy, if received in time and not revoked, at the Annual Meeting according to your directions. We will vote any signed proxy that fails to specify a choice on any matter to be acted upon FOR the election of each nominee for director, FOR the ratification of the appointment of BDO USA, LLP, as our independent registered public accounting firm for the fiscal year ending December 31, 2015, FOR the approval of the 2015 Long-Term Incentive Plan, FOR the approval of the compensation of the Company’s named executive officers, as disclosed in this Proxy Statement (“say-on-pay”) and, in the Named Proxies’ discretion, FOR or AGAINST such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

Q:	What information is contained in these materials?

A:	This Proxy Statement contains information related to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of directors and Juniper’s most highly paid officers, and other required information. We have also enclosed for your review Juniper’s Annual Report on Form 10-K for the fiscal year ending December 31, 2014 (the “2014 Annual Report”), which contains financial and other information about our business during our last fiscal year.

Q:	What proposals will be voted on at the Annual Meeting?

A:	There are four matters on which a vote is scheduled at the Annual Meeting:

•	The election of seven directors to the Board;

•	The ratification of the appointment of BDO USA, LLP, as Juniper’s independent registered public accounting firm for the fiscal year ending December 31, 2015;

•	The approval of the 2015 Long-Term Incentive Plan; and

•	An advisory vote on the compensation of our named executive officers, as disclosed in this Proxy Statement (“say-on-pay”).

We will also consider and vote upon any other business properly brought before the Annual Meeting.

Q:	What are the Board’s voting recommendations?

A:	The Board recommends that you vote your shares:

•	FOR the election of each of the seven nominees named herein to the Board;

•	FOR the ratification of the appointment of BDO USA, LLP, as Juniper’s independent registered public accounting firm for the fiscal year ending December 31, 2015;

•	FOR the approval of the 2015 Long-Term Incentive Plan; and

•	FOR the approval, on an advisory basis, of the compensation of the Company’s named executive officers, as disclosed in this Proxy Statement (“say-on-pay”).

Q:	What shares may I vote?

A:	You may vote all shares of Juniper’s Common Stock, par value $0.01 per share (“Common Stock”), and Series B Convertible Preferred Stock, par value $0.01 per share (“Series B Preferred Stock”), that you owned as of the close of business on May 28, 2015 (the “Record Date”). These shares include:

1.	those held directly in your name as the stockholder of record; and

2.	those held for you as the beneficial owner through a stockbroker, bank, or other nominee at the close of business on the Record Date.

Each share of Common Stock is entitled to one vote. Each share of Series B Preferred Stock is entitled to 2.5 votes (which is the number of shares of Common Stock into which each share of Series B Preferred Stock is convertible). Juniper’s Series C Convertible Preferred Stock has no voting rights.

On the Record Date, there were approximately 10,784,476 shares of Common Stock issued and outstanding and 130 shares of Series B Preferred Stock issued and outstanding.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:	Most Juniper stockholders hold their shares through a stockbroker, bank, or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with Juniper’s transfer agent, American Stock Transfer & Trust Company LLC (the “Transfer Agent”), you are considered, with respect to those shares, the stockholder of record and we are sending these proxy materials directly to you. As the stockholder of record, you have the right to grant your proxy directly to Juniper or to vote in person at the Annual Meeting. Juniper has enclosed a proxy card for you to use.

Beneficial Owner

If you hold shares in a stock brokerage account or through a bank or other nominee, you are considered the beneficial owner of shares held in street name and your broker or nominee is forwarding these proxy materials to you. Your broker or nominee is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker on how to vote your shares, but because you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares. As a beneficial owner, you are, however, welcome to attend the Annual Meeting. Your broker or nominee has enclosed a voting instruction card for you to use.

Q:	May I attend the Annual Meeting in person?

A:	You are invited to attend the Annual Meeting and we encourage all stockholders of Juniper to attend the Annual Meeting.

All stockholders attending the Annual Meeting will be asked to present a form of photo identification, such as a driver’s license, in order to be admitted to the meeting. All bags or packages permitted in the meeting room will be subject to inspection. No cameras, computers, recording equipment, other similar electronic devices, signs, placards, briefcases, backpacks, large bags or packages will be permitted in the Annual Meeting. The use of mobile phones, tablets, laptops and similar electronic devices during the Annual Meeting is prohibited, and such devices must be turned off and put away before entering the meeting room. By attending the Annual Meeting, stockholders agree to abide by the agenda and procedures for the Annual Meeting, copies of which will be distributed to attendees at the meeting.

Q:	How can I vote my shares in person at the Annual Meeting?

A:	You may vote shares you hold directly in your name as the stockholder of record in person at the Annual Meeting. If you choose to do so, please bring the enclosed proxy card.

If you are the beneficial owner of shares held in street name and your broker or nominee is forwarding these proxy materials to you, you may vote the shares in person at the Annual Meeting only if you have obtained a signed proxy from your broker or nominee (i.e., the record holder) giving you the right to vote the shares.

Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy as described below so that your vote will be counted if you later decide not to attend the Annual Meeting. Submitting your proxy now will not prevent you from voting your shares in person by written ballot at the Annual Meeting if you desire to do so, as your proxy is revocable at your option.

Q:	How can I vote my shares without attending the Annual Meeting?

A:	Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct your vote without attending the Annual Meeting. If you hold your shares directly, you may vote by granting a proxy. If you hold your shares in street name, you may submit voting instructions to your broker or nominee. Please refer to the summary instructions below and those included on your proxy card or, for shares held in street name, the voting instruction card included by your broker or nominee.

By Mail—You may vote by mail by signing your proxy card or, for shares held in street name, the voting instruction card included by your broker or nominee, and mailing it in the enclosed, postage prepaid and addressed envelope. If you provide specific voting instructions, your shares will be voted as you instruct. If you sign but do not provide instructions, your shares will be voted as described below in “How are votes counted?”

On the Internet—If you hold your shares in street name and the firm that holds your shares offers Internet voting, your broker voting instruction card will contain instructions on how to vote online. If you vote online, you do not need to mail in your proxy card. If you hold your shares directly in your name as the stockholder of record you may not vote online.

By Telephone—If you hold your shares in street name and the firm that holds your shares offers voting by telephone, your broker voting instruction card will contain instructions on how to vote by telephone. If you vote by telephone, you do not need to mail in your proxy card. If you hold your shares directly in your name as the stockholder of record you may not vote by telephone.

Q:	May I change or revoke my vote?

A:	Yes, you may change or revoke your proxy instructions at any time prior to the vote at the Annual Meeting.

If you hold your shares directly and returned your proxy by mail, you must (a) file with Juniper’s Transfer Agent a written notice of revocation or (b) timely deliver a valid, later-dated proxy. Your attendance at the Annual Meeting will not by itself revoke your previously granted proxy unless you give written notice of revocation to Juniper’s Transfer Agent before the Annual Meeting or you vote by written ballot at the Annual Meeting. Any proxy submitted by a stockholder of record may be revoked at any time prior to its exercise at the Annual Meeting.

For shares you own beneficially, you may change your vote by submitting new voting instructions to your broker or nominee. If you voted on the Internet or by telephone, you may change your vote by following the instructions for voting by either method until the cut-off time stated in the proxy instructions.

Q:	How are votes counted?

A:	You may vote “FOR”, “AGAINST” or “ABSTAIN” each proposal. For abstentions, see “What happens if I abstain from voting” below.

If you are a record holder and you sign your proxy card with no further instructions, the Named Proxies will vote your shares in accordance with the recommendations of the Board.

If you are a beneficial owner and you have not provided voting instructions to your broker, your broker may exercise discretion to vote your shares only with respect to the ratification of our independent registered public accounting firm (Proposal 2). Your broker does not have discretionary authority to vote your shares in the election of directors (Proposal 1), in the vote to approve the 2015 Long-Term Incentive Plan (Proposal 3) or in the advisory vote on “say-on-pay” (Proposal 4), resulting in a “broker-non-vote” with respect to these matters. See “What is a broker non-vote” for more information.

Q:	What is the quorum requirement for the Annual Meeting?

A:	The quorum requirement for holding the Annual Meeting and transacting business is a majority of the outstanding shares of Common Stock and shares of Common Stock into which the Series B Preferred Stock is convertible (collectively, the “Shares”). The Shares may be present in person or represented by proxy at the Annual Meeting. Abstentions and “broker non-votes” (described below) will be counted as present and entitled to vote for purposes of determining a quorum.

Q:	What is the voting requirement to approve each of the proposals?

A:	In the election of directors (Proposal 1), for each director, a majority of the votes cast by the shares present in person or represented by proxy at the Annual Meeting, and entitled to vote on the election of directors at the meeting, will elect such director.

If an incumbent nominee is not elected by majority of votes cast, our bylaws require the incumbent director to tender his or her resignation to the Board for consideration. The Nominating and Corporate Governance Committee will make a recommendation to the Board on whether to accept or reject the director’s tendered resignation, or whether other action should be taken. The Board will act on the tendered resignation, and publically disclose its decision and rationale within ninety (90) days from the date of the certification of the elections results.

Approval of the ratification of our independent registered public accounting firm (Proposal 2), approval of the 2015 Long-Term Incentive Plan (Proposal 3) and the advisory vote on “say-on-pay” (Proposal 4) will require the affirmative vote of a majority of votes cast on such proposal by the shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereon.

In each case, a quorum must be present at the Annual Meeting for a valid vote.

Q:	What happens if I abstain from voting?

A:	If an executed proxy card is returned and the stockholder has explicitly abstained from voting on any proposal, the Shares represented by the proxy will be considered present at the Annual Meeting for the purpose of determining a quorum. Abstentions will not be counted as votes cast and therefore they will have no effect on the outcome of any proposal.

Q:	What is a “broker non-vote”?

A:

A “broker non-vote” occurs when a broker submits a proxy that does not indicate a vote for one or more of the proposals because the broker has not received instructions from the beneficial owner on how to vote on such proposals and does not have discretionary authority to vote in the absence of instructions. Brokers have discretionary authority to vote on matters that are deemed “routine,” such as the ratification of our independent registered public accounting firm (Proposal 2). Brokers do not have discretionary authority to vote on matters that are deemed “non-routine,” such as the election of directors (Proposal 1), the vote to approve the 2015 Long-Term Incentive Plan (Proposal 3) and the advisory vote on “say-on-pay” (Proposal 4). Broker non-votes will be counted for the purposes of determining whether a quorum exists at the Annual Meeting, but because they are not votes that are cast, they will have no effect on the outcome of Proposals 1, 3 or 4.

Q:	Will I have dissenters’ rights?

A:	No dissenters’ rights are available under the General Corporation Law of the State of Delaware, our certificate of incorporation, or our bylaws to any stockholder with respect to any of the proposals.

Q:	What does it mean if I receive more than one proxy or voting instruction card?

A:	It means your shares are registered differently or are held in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Q:	Where can I find the voting results of the Annual Meeting?

A:	We will announce preliminary voting results at the Annual Meeting and publish final results in a Current Report on Form 8-K following the Annual Meeting.

Additional Q&A information regarding the Annual Meeting and stockholder proposals may be found on page 48.

OWNERSHIP OF THE COMPANY

Security Ownership of Certain Beneficial Owners and Management

Common Stock. The following table sets forth, as of May 28, 2015, the Record Date, information with respect to the beneficial ownership of Juniper’s Common Stock by:

•	each person known to us to be the beneficial owner of more than 5% of Juniper’s Common Stock;

•	each of Juniper’s directors and director nominees;

•	each of the individuals included in the Summary Compensation Table (collectively, the “named executive officers”); and

•	all of Juniper’s current directors and executive officers as a group.

The number of shares beneficially owned by each person, director, director nominee, or named executive officer is determined under rules of the Securities and Exchange Commission (the “SEC”); this information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares for which the individual has sole or shared voting power or investment power and also any shares with respect to which the person has the right to acquire sole or shared voting or investment power on or before July 27, 2015 (60 days after May 28, 2015) through the conversion of shares of convertible preferred stock or the exercise of any stock option, warrant or other right. Unless we indicate otherwise, each person has sole investment and/or voting power with respect to the shares set forth in the following tables.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned(1)	Percentage of Total(1)
Directors and Named Executive Officers:
Valerie L. Andrews(2)(3)	19,252	*
Dr. Frank M. Armstrong(3)	8,457	*
Frank C. Condella, Jr.(2)(3)	221,747	2.1%
Dr. Cristina Csimma(3)	18,606	*
George O. Elston(3)	—	—
James A. Geraghty(3)	461	*
Donald H. Hunter(3)	6,298	*
Jonathan Lloyd Jones(3)(5)	—	—
Stephen G. Kasnet(2)(3)(4)	31,819	*
Dr. Nikin Patel(2)(3)	180,884	1.7%
All Directors and Executive Officers as a Group (10 persons)	487,524	4.5%

*	Signifies less than 1%
(1)	Based on 10,784,476 shares outstanding at May 28, 2015. In calculating the percentage of ownership, all shares of Common Stock of which the identified person or group has the right to acquire beneficial ownership on or before July 27, 2015, are deemed to be outstanding for the purpose of computing the percentage of the shares of Common Stock owned by that person or group. These shares are not, however, deemed to be outstanding for the purpose of computing the percentage of the shares of Common Stock owned by any other person or group.
(2)	Includes shares of Common Stock that may be acquired upon the exercise of options exercisable within 60 days after May 28, 2015, as follows: Ms. Andrews, 1,500 shares; Mr. Condella, 147,027 shares; Mr. Kasnet, 1,500 shares; and Dr. Patel, 10,000 shares.
(3)	Address: c/o Juniper Pharmaceuticals, Inc., 4 Liberty Square, Boston, Massachusetts 02109.
(4)	As noted elsewhere in this Proxy Statement, Mr. Kasnet will not stand for reelection at the Annual Meeting.
(5)	As noted elsewhere in this Proxy Statement, Mr. Lloyd Jones resigned effective October 31, 2014.

Series B Preferred Stock. Michael Nissan and Marla S. Nissan of 876 Park Avenue, New York, New York 10021, hold all 130 outstanding shares of the Series B Preferred Stock as of May 28, 2015.

As of May 28 2015, we know of no person who beneficially owns, as determined under rules of the SEC, more than 5% of our outstanding shares of Common Stock or Series B Preferred Stock.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules issued thereunder, requires our directors and executive officers and beneficial owners of more than 10% of the outstanding shares of our equity securities to file reports of ownership and changes in beneficial ownership of our equity securities with the SEC. Copies of these reports are furnished to Juniper. The Company is required to identify any of those individuals who failed to file such reports on a timely basis. Based solely on our review of the copies of such reports furnished to us, and representations from the persons subject to Section 16(a) with respect to our Company, we believe that during 2014 all of our executive officers, directors and 10% stockholders complied with the Section 16(a) requirements.

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

BDO USA, LLP (“BDO”) serves as the Company’s independent registered public accounting firm and has served in that capacity since July 2008. The decision to engage BDO as the Company’s independent registered public accounting firm was approved by the Audit Committee of the Board.

The Audit Committee considered the independence of BDO and whether the audit and non-audit services BDO provides to the Company are compatible with maintaining that independence. The Audit Committee has adopted a set of policies governing the provision of non-audit services by BDO; those policies are included in the Audit Committee’s report. See “Board of Directors and Corporate Governance—Audit Committee.” The Audit Committee has adopted procedures by which the Audit Committee must approve in advance all services provided by and fees paid to the Company’s independent registered public accounting firm. The advance approval requirement was not waived in any instance during the past fiscal year.

Fees and Services of BDO USA, LLP

The following table sets forth the aggregate fees billed to the Company by BDO for the fiscal years ended December 31, 2014 and 2013:

	2014	2013
Audit Fees(1)	$663,989	$423,967
Audit-Related Fees(2)	—	149,784
Tax Fees(3)	30,435	31,563

Total	$694,424	$605,314

(1)	Audit fees consisted of fees for audit work performed in the audit of financial statements, as well as fees for quarterly reviews and registration statements.
(2)	Audit-related fees consisted principally of fees for consulting on financial accounting and reporting standards for certain transactions and related matters.
(3)	Tax fees consisted principally of fees for work performed with respect to tax compliance and tax planning.

The Audit Committee has adopted a formal policy on auditor independence requiring the advance approval by the Audit Committee of all audit and non-audit services provided by our independent registered public accounting firm. In determining whether to approve any services by our independent registered public accounting firm, the Audit Committee reviews the services and the estimated fees, and considers whether approval of the proposed services will have a detrimental impact on the auditor’s independence. On an annual basis, our management reports to the Audit Committee all audit and non-audit services performed during the previous 12 months and all fees billed by our independent registered public accounting firm for such services.

In fiscal 2014 and 2013, all audit, audit related and non-audit services and the corresponding fees were approved by the Audit Committee.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

The Board in General

The Board is currently comprised of eight members, each of whose current term of office as a director expires at the Annual Meeting. The Board can fill vacancies and newly created directorships, as well as provide for a greater or lesser number of directors. As disclosed in the Current Report on Form 8-K, filed by the Company with the SEC on January 30, 2015, Stephen G. Kasnet, the Chairman of our Board, will not stand for re-election at the Annual Meeting. As previously disclosed, on May 26, 2015 the Board resolved to increase the number of members on our Board from seven to eight and to appoint James A. Geraghty to fill the created vacancy and to nominate him for election at the Annual Meeting. Biographical information with respect to our remaining seven directors is provided in the table below.

There are no arrangements or understandings between any of our directors and any other persons pursuant to which such directors was selected as a director. There are no family relationships among any of the executive officers and directors of the Company.

Name	Position with the Company	Age as of the Annual Meeting	Director Since
Valerie L. Andrews	Director	55	2005
Dr. Frank M. Armstrong	Director	58	2013
Frank C. Condella, Jr.	Director and Chief Executive Officer	61	2009
Dr. Cristina Csimma	Director	56	2010
James A. Geraghty	Director	60	2015
Donald H. Hunter	Director	58	2014
Dr. Nikin Patel	Director and Chief Operating Officer	42	2013

Valerie L. Andrews has been a director of the Company since October 2005. She is also a non-executive director for Summit Therapeutics, Plc. Until May 2014, Ms. Andrews was Vice President and General Counsel of Vertex Pharmaceuticals Incorporated. Before joining Vertex in 2002, Ms. Andrews was Executive Director of Licensing for Massachusetts General and The Brigham and Women’s Hospitals, and prior to that a partner in the law firm of Hill & Barlow. She served as a law clerk to Chief Judge Levin H. Campbell of the U.S. Court of Appeals for the First Circuit from 1988 to 1989, and earlier rose to the rank of Captain in the U.S. Air Force.

Ms. Andrews has extensive experience in business and legal matters, including senior leadership roles in the pharmaceutical and healthcare industry, with particular experience in corporate governance, strategic transactions, risk management, and compliance matters.

Dr. Frank M. Armstrong FRCPE, FFPM has been a director of the Company since September 2013. Dr. Armstrong led Medical Science and Innovation in R&D at Merck Serono from December 2010 to December 2011 and previously led Worldwide Product Development at Bayer AG from 1998 to 2001 and the Worldwide Medical Organization at Zeneca from 1996 to 1998. He also served as Chief Executive Officer of Fulcrum Pharma plc (professional services/CRO) from 2008 to 2010; President and Chief Executive Officer of CuraGen Corp. (oncology therapeutics) from 2006 to 2007; Chief Executive Officer of Provensis Pharmaceuticals, a subsidiary of BTG PLC (healthcare) from 2003 to 2004; and Chief Executive Officer of Phoqus Pharmaceuticals plc. (drug delivery) from 2002 to 2003, among others. Dr. Armstrong holds an honours degree and MBChB in Biochemistry and Medicine from the University of Edinburgh in Scotland. He was elected as a Fellow of the Faculty of Pharmaceutical Physicians (FFPM) in 1994, and Fellow of Royal College of Physicians, Edinburgh (FRCPE) in 1993. Dr. Armstrong is currently a non-executive Director of Mereo Pharma, a position he has held since April 2015; the non-executive Chairman of Summit Therapeutics, plc (drug discovery and development), a position he has held since June 2013; Chairman of Xceleron Inc. (bioanalytical services), a position he has held since April 2012. He is also a non-executive Director of Actino Pharma, a position he has held since November

2009; and an advisor to Phase 4 Ventures, a position he has held since April 2014. He is also a member of the Strategic Advisory Board of Healthcare Royalty Partners, a position he has held since 2009 and Chairman of the U.K.-based “Love Africa” Charitable Trust, a position he has held since 2009.

Dr. Armstrong is an experienced, medically qualified, pharmaceutical executive with over 20 years of experience in development and management at major pharmaceutical and leading biotechnology companies in the U.K., U.S., Switzerland and Germany. Dr. Armstrong’s experience spans all aspects of the drug evaluation, development and commercialization processes.

Frank C. Condella, Jr. has served as Chief Executive Officer since December 2009 and has been a Director of Juniper since March 2009. Mr. Condella has over 30 years of experience in the pharmaceutical industry. He was Chief Executive Officer of Skyepharma plc from March 2006 to September 2008, President of European Operations and Managing Director, UK at IVAX Corporation from 2002 to February 2006, and President and Chief Executive Officer of Faulding Pharmaceuticals, Vice-President of Specialty Care Products at Roche and Vice-President and General Manager of Lederle (Pfizer) Standard Products. Mr. Condella is currently the non-executive Chairman of Skyepharma plc, and Chairman of the Board of Trustees of the PKD Foundation. Mr. Condella holds a MBA degree and a B.S. degree in pharmacy from Northeastern University.

Mr. Condella has a wide-ranging business background, including senior leadership roles in the pharmaceutical and healthcare industry, with particular experience in marketing, sales, manufacturing, product development, licensing and acquisitions.

Dr. Cristina Csimma, PharmD has been a director of the Company since September 2010. She is also a director of Vtesse Inc., a rare disease company, and has been engaged in strategic advisory roles with the biopharmaceutical and venture capital industries, as well as government and patient organizations. Dr. Csimma has been a President and the founding Chief Executive Officer of Cydan Development, Inc. (therapeutics for orphan diseases) from November 2012 until April 2014, and a director of the Company until December 2014. Prior to that she served as Vice President, Drug Development, of Virdante Pharmaceuticals, Inc., from January 2009 to May 2011. She was a principal of Clarus Ventures, LLC (life sciences venture capital), from 2006 through 2008. She was Senior Director/Director, Experimental Medicine and Translational Research, Wyeth Research (pharmaceuticals) from 2001 to 2006, and Director, Clinical Research and Development, Wyeth Research (pharmaceuticals) from 2000 to 2001. Previously, Dr. Csimma held various positions, including Associate Director, Clinical Research, with Genetics Institute from 1988 to 2000, and was a Clinical Pharmacist with Dana-Farber Cancer Institute from 1983 to 1988. Dr. Csimma holds B.S. and Doctor of Pharmacy degrees from the Massachusetts College of Pharmacy and Allied Health Sciences, and a Master of Health Professions from Northeastern University.

Dr. Csimma has extensive experience in drug development, fund raising and company building in the biopharmaceutical industry and venture capital and led global programs in multiple therapeutic areas.

James A. Geraghty was appointed to the Board on May 26, 2015. Since May 2013, Mr. Geraghty has served as an Entrepreneur in Residence at Third Rock Ventures, a leading biotech venture and company-formation fund. From April 2011 to December 2012, Mr. Geraghty served as Senior Vice President, North America Strategy and Business Development at Sanofi, which he joined upon its acquisition of Genzyme. Mr. Geraghty spent the 20 prior years at Genzyme, where his roles included Senior Vice President International Development, President of Genzyme Europe, and General Manager of Genzyme’s cardiovascular business. Mr. Geraghty serves as Chairman of the Board of Idera Pharmaceuticals (biotechnology), and as Chairman of the Board of rEVO Biologics (rare diseases). Mr. Geraghty is also a member of the Joslin Diabetes Center Board of Trustees, and of the BIO Ventures for Global Health board. He started his career in healthcare strategy consulting at Bain and Company. A graduate of the Yale Law School, Mr. Geraghty holds a M.S. from the University of Pennsylvania and a B.A. from Georgetown University.

Mr. Geraghty is an industry leader with 30 years of strategic and leadership experience, including more than 20 years as a senior member of executive teams at biotechnology companies developing and commercializing innovative therapies.

Donald H. Hunter has been a director of the Company since February 2014. He is the Principal of Donald Hunter LLC, a consulting practice assisting investors and management to enhance the value of their companies. He previously served as Chief Operating Officer and Chief Financial Officer of Harbor Global Company Limited from 2000 until 2006. Prior to that, he was a senior executive with The Pioneer Group, Inc. for 12 years. Mr. Hunter began his career at the General Electric Company, where he was a member of the Company’s Corporate Audit Staff and a graduate of its Financial Management Training Program. Mr. Hunter is currently a director of LICT Corporation (OTC Pink: LICT), a position he has held since June 2014; and the LGL Group (NYSE: LGL), a position he has held since March 2013 and where he serves as its audit committee chairman. He previously served as chairman of the audit committee of the Pioneer First Polish Trust Fund, the first mutual fund in Poland, and as a Member of the Board of several foreign subsidiaries. He has an MBA with High Honors from Boston University.

Mr. Hunter has over 25 years of public company experience. He has extensive financial, operating, corporate development, international and mergers and acquisitions experience.

Dr. Nikin Patel co-founded and was Chief Executive Officer of Juniper Pharma Services (f/k/a Molecular Profiles, Ltd.). He joined our board of directors in September 2013 when Juniper Pharma Services was acquired by us. Dr. Patel has over 15 years’ technical experience centered on pharmaceutical analysis and formulation development. His leadership was recognized externally through the U.K.’s most prestigious industry accolade, the Queen’s Award for Enterprise, won by Molecular Profiles in both 2007 and 2011 in the Innovation category.

Dr. Patel holds a first class honours degree and PhD in Pharmacy from the University of Nottingham, and is a Member of the Royal Pharmaceutical Society (MRPharmS). Dr.  Patel is also a co-founder of Locate Therapeutics, a specialist regenerative medicine and device company.

The Role of the Board in Corporate Governance and Risk Oversight

Pursuant to the Company’s bylaws and the General Corporation Law of the State of Delaware, Juniper’s business and affairs are managed under the direction of the Board. The Board plays an important role in the governance of the Company and in directing management’s overriding objective, the pursuit of long-term growth and increasing stockholder value. The responsibilities of the Board include:

•	Establishing the Company’s strategic plan;

•	Establishing broad corporate policies and reviewing overall performance;

•	Overseeing Company management;

•	Management succession;

•	Reviewing and approving the annual operating plan prepared by management;

•	Monitoring performance in comparison to the operating plan;

•	Considering topics relevant to the Company’s ability to carry out its strategic plan;

•	Reviewing the Company’s investor relations program; and

•	Reviewing and approving proposed major commitments of corporate resources.

The Board’s involvement in risk oversight involves the Audit Committee, the Compensation Committee, and the full Board of Directors. The Audit Committee reviews materials on a quarterly basis to address the identification and status of major risks to the Company. The Compensation Committee reviews compensation structures and programs to assure that they do not encourage excessive risk taking for compensation purposes, which could result in material adverse effects upon the Company. At meetings of the full Board of Directors, major risks are identified to Board members, and the Chairs of the Audit and Compensation Committees report on the activities of the committees.

Board Leadership Structure and Communication with Independent Directors

Since November 2004, Mr. Kasnet, an independent director, has served as Chairman of the Board and presides at regular meetings of the Board. The roles of Chairman of the Board and Chief Executive Officer are held separately. The Board believes that this structure is appropriate because it results in a balanced leadership, combining an independent Chair with members of management involved in the day-to-day operation of the Company’s business. No single leadership model is right for all companies and at all times. As a result, the Board recognizes that depending on the circumstances other leadership models might be appropriate. Accordingly, the Board will periodically review its leadership structure.

Members of the Board are kept informed of the Company’s business through discussions with the Company’s Chief Executive Officer (the “CEO”) and other senior officers, by reviewing materials provided to them, and by participating in meetings of the Board and its committees. The Board’s independent directors meet regularly in executive session without management participation. This encourages open discussion.

Share Ownership Guidelines for Independent Directors

The Board adopted guidelines for independent directors to own and hold, at a minimum, that number of shares of the Company’s Common Stock having a market value of at least two times the director’s annual retainer upon the later of (i) three years after the date of original adoption of the guidelines or (ii) three years after becoming a director. Each director should make incremental progress toward the ownership goal over the course of the applicable period. The Board believes that these ownership expectations are an important tool in aligning the interests of the Company’s independent directors with the long-term interests of stockholders.

Director Independence

The Board has analyzed the independence of each new director nominee and each director who served on the Board during 2014 or who has since joined the Board and has determined that, with the exception of Messrs. Condella and Patel, each director qualifies as an “independent” director under the applicable Nasdaq Marketplace Rules, including that each such director is free (or was free) of any relationship that would interfere with his or her individual exercise of independent judgment.

All of the Company’s committees are comprised solely of independent directors.

Communications with the Board

The Board has implemented a process by which the Company’s stockholders can communicate directly with independent directors of the Board. The Company’s stockholders who want to communicate with the Board or any individual director may write to:

Juniper Pharmaceuticals, Inc.

4 Liberty Square

Boston, Massachusetts 02109

Attn: Board of Directors

                - or -

directors@juniperpharma.com

The letter should include a statement indicating that the sender is a stockholder of the Company. The Company’s Chief Financial Officer will review all stockholder letters to the Board and depending on the subject matter will:

•	Promptly forward any letter that deals with the function of the Board or committees of the Board (or is otherwise appropriate for Board attention) to the director or directors to whom it is addressed;

•	Attempt to handle the inquiry directly if it relates to routine or ministerial matters, including requests for information about the Company and stock-related matters; or

•	Not forward the letter if it relates to an improper or irrelevant topic.

The Chief Financial Officer or another member of management will, at each meeting of the Board, present a summary of all letters received since the last meeting that were not forwarded to the Board and will make those letters available to the Board upon request.

Meetings and Attendance During 2014

The Board held five regularly scheduled face to face meetings as well as three teleconferences in 2014. The Board has three standing committees, as described below. Four of our current directors attended the 2014 Annual Meeting of Stockholders. At each regular meeting of the Board, the independent directors meet in private without members of management. The table below sets forth the number of Board meetings and committee meetings that were held in 2014, as well as each of our director’s attendance at those meetings. As described above, Mr. Geraghty was appointed to the Board on May 26, 2015 and, therefore, is not included in the summary table below.

Name	Board Meetings		Audit Committee Meetings		Compensation Committee Meetings	Nominating and Corporate Governance Committee Meetings
Frank C. Condella, Jr.	8/8		—		—	—
Valerie L. Andrews	8/8		8/9		9/9	2/2
Dr. Frank M. Armstrong	7/8		3/5	(2)	9/9	2/2
Dr. Cristina Csimma	7/8		—		9/9	—
Donald H. Hunter	7/8	(1)	8/9		—	—
Stephen G. Kasnet	7/8		4/4	(3)	—	2/2
Dr. Nikin Patel	8/8		—		—	—

(1)	Donald Hunter did not join the Board until February 28, 2014, after our first 2014 Board meeting was held.
(2)	Dr. Frank M. Armstrong did not join the Audit Committee until May 8, 2014, after our first four 2014 Audit Committee meetings were held.
(3)	Stephen Kasnet attended the first four 2014 Audit Committee meetings until his successor, Dr. Frank M. Armstrong replaced him on this committee.

Committees of the Board

The Board has the following three committees: (1) Audit Committee, (2) Compensation Committee, and (3) Nominating and Corporate Governance Committee. The Board has adopted a written charter for each of these committees. The committee charters are posted on our corporate website, and are accessible at www.juniperpharma.com under the “Investors” tab.

Below is a description of the duties and composition of each standing committee of the Board. Directors hold committee memberships for a term of one year.

Audit Committee

The current members of our Audit Committee are Valerie L. Andrews, Dr. Frank M. Armstrong and Donald H. Hunter (chair). The committee meets at regularly scheduled times during the year and on an ad hoc basis as business needs necessitate. In 2014 the committee held nine meetings. The primary function of the Audit Committee is to oversee Juniper’s reporting processes on behalf of the Board and to report the results of its activities to the Board. The Audit Committee’s primary duties and responsibilities are to:

•	Serve as an independent and objective party to monitor the Company’s financial reporting process, including the review of the financial reports and other financial information provided by the Company to governmental or regulatory bodies, the public or other users, and internal control systems (including any material weaknesses, significant deficiencies and significant changes in internal controls reported to the Audit Committee by the outside auditor or management);

•	Approve the engagement of the Company’s independent registered public accounting firm;

•	Review and appraise the audit efforts of the Company’s independent registered public accounting firm;

•	Provide an open avenue of communication among the Company’s independent registered public accounting firm and financial and senior management of the Company;

•	Review financial press releases;

•	Review and address conflicts of interests of the Company’s directors and executive officers;

•	Review materials to identify and address the status of major risks to the Company; and

•	Monitor, review, and recommend actions relating to transactions and dealings with related parties.

The Audit Committee acts pursuant to the Audit Committee Charter. While the Audit Committee has the powers and responsibilities set forth in its charter, it is not the responsibility of the Audit Committee to plan or conduct audits, or to determine that Juniper’s financial statements are complete and accurate or are in compliance with generally accepted accounting principles. This is the responsibility of management and the Company’s independent registered public accounting firm.

All of the members of the Audit Committee who served on this committee during 2014 or who have since been appointed to this committee have been determined by the Board to be independent within the meaning of the applicable Nasdaq Marketplace Rules and Section 10A-3(b)(1) of the Exchange Act. The Company has identified Mr. Hunter as an “audit committee financial expert” as that term is defined in applicable regulations of the SEC.

Compensation Committee

Information about the Compensation Committee can be found below under the heading “Compensation Discussion and Analysis.”

Nominating and Corporate Governance Committee

The current members of our Nominating and Corporate Governance Committee are Steve G. Kasnet (Chair), Dr. Frank M. Armstrong, Donald H. Hunter and Valerie L. Andrews. As noted elsewhere in this Proxy Statement, Mr. Kasnet will not stand for re-election at the Annual Meeting. The committee meets at regularly scheduled times during the year and on an ad hoc basis as business needs necessitate. In 2014 the committee held three meetings. The Nominating and Corporate Governance Committee provides assistance to the Board in identifying, screening, and recommending qualified candidates to serve as directors of Juniper. The Committee also oversees matters of corporate governance and provides counsel to the Board with respect to Board organization, membership, and function. The Nominating and Corporate Governance Committee acts pursuant to the Nominating and Corporate Governance Committee Charter.

The Nominating and Corporate Governance Committee is responsible for proposing to the Board nominees for election or reelection to the Board based upon recommendations from the Chairman, the CEO, other Board members, and Juniper stockholders.

All of the members of the Nominating and Corporate Governance Committee who served on the committee during 2014 or who have since been appointed to the Committee have been determined by the Board to be independent within the meaning of the applicable Nasdaq Marketplace Rules.

Director Nominations

Board candidates are considered by the Nominating and Corporate Governance Committee on a case-by-case basis. A candidate for election to the Board must possess the ability to apply good business judgment and must be in a position to properly exercise his or her duties of loyalty and care in his or her representation of the interests of all stockholders. Candidates should also exhibit proven leadership capabilities, high integrity and experience with a high level of responsibilities within their chosen fields, and have the ability to quickly grasp complex principles of business, finance, and transactions regarding the Company’s industry. In general, preferred candidates will currently hold, or have recently held, an established executive level position and have extensive experience in business, finance, law, science, research, or government. The Nominating and Corporate Governance Committee will consider these criteria for nominees identified by the Committee, by stockholders, or through other sources. When current Board members are considered for nomination for reelection, the Nominating and Corporate Governance Committee will take into consideration their prior Board contributions and performance as well as the composition of the Board as a whole, including whether the Board reflects the appropriate balance of independence, sound judgment, business specialization, technical skills, diversity, and other desired qualities. The Nominating and Corporate Governance Committee will make a preliminary assessment of each proposed nominee based upon the résumé and biographical information, an indication of the individual’s willingness to serve, and other relevant information. This information will be evaluated against the criteria set forth above and the specific needs of the Company at that time. Based upon a preliminary assessment of the candidate(s), those who appear best suited to meet the needs of the Company may be invited to participate in a series of interviews, which are used as a further means of evaluating potential candidates. On the basis of information learned during this process, the Nominating and Corporate Governance Committee will determine which nominee(s) to recommend to the Board for election at the annual meeting of stockholders. The Nominating Committee will use the same process for evaluating all nominees, regardless of the original source of the nomination.

The Nominating and Corporate Governance Committee and the Board believe that diversity along multiple dimensions, including opinions, skills, perspectives, personal and professional experiences and other differentiating characteristics, is an important element of its nomination recommendations. The Board considers each nominee in the context of the Board as a whole, with the objective of assembling a Board that can best maintain the success of the Company’s business. Although the Board does not have a formal diversity policy, the Nominating and Corporate Governance Committee and the Board periodically review the Board’s membership in light of the Company’s business and strategic objectives, consider whether the directors possess the requisite skills, experience and perspectives to oversee the Company in achieving those goals, and may seek additional directors from time to time as a result of its considerations.

Executive Officers

Our Executive Officers as of the date of this proxy statement are as follows:

Name	Age	Position with the Company
Frank C. Condella, Jr.	61	President and Chief Executive Officer
George O. Elston	50	Chief Financial Officer
Dr. Nikin Patel	42	Chief Operating Officer
Dr. Bridget Martell	49	Chief Medical Officer

Officers serve at the discretion of the Board. There is no family relationship between any of the executive officers or between any of the executive officers and the Company’s directors. There is no arrangement or understanding between any executive officer and any other person pursuant to which the executive officer was selected.

Frank C. Condella, Jr. For Mr. Condella’s biography, please see above under “Board of Directors.”

George O. Elston. Mr. Elston has over 20 years of experience as a senior financial executive. Prior to joining the Company, Mr. Elston was the Senior Vice President and Chief Financial Officer of KBI Biopharma, Inc., a contract research firm to the biopharmaceutical industry, from February 2013 through September 2014. He has served as the Managing Partner of Chatham Street Partners, a strategic advisory firm to the life science industry since January 2010. From January 2008 to January 2010, Mr. Elston was Chief Financial Officer of Optherion, Inc., a privately held biopharmaceutical company. From May 2000 to September 2007, Mr. Elston held several senior executive roles at Elusys Therapeutics, Inc., a privately held biopharmaceutical company. Before joining Elusys, Mr. Elston was Chief Financial Officer of Trillium USA, Inc., prior to which, he was with C.R. Bard, Inc., an international manufacturer and distributor of medical devices, and with PricewaterhouseCoopers. Mr. Elston has served on the board of directors of Celldex Therapeutics, Inc. since 2004, which became a public reporting company in 2008, and has been Chairman of its audit committee since 2004. He has also serves as a trustee for the Deutsche Bank DBX ETF Trust since October 2010 where he also serves as Chairman of the audit committee.

Dr. Nikin Patel. For Dr. Patel’s biography, please see above under “Board of Directors.”

Dr. Bridget Martell brings more than 15 years’ experience in clinical development, medical affairs and academia to the Company, including expertise in establishing regulatory strategy for clinical programs and creating submission readiness packages. She has overseen the product development activities of numerous pharmaceutical companies, including Purdue Pharma and several business units within Pfizer Worldwide’s biopharmaceutical business. At Purdue Pharma, where she served from October 2011 to April 2013, Dr. Martell led and built a new medical affairs organization to support the in-line and developing medications portfolio. Prior to her time at Purdue Pharma, Dr. Martell was the Biosimilars medical head at Pfizer, where she served from August 2010 to August 2011, responsible for clinical development and medical affairs activities. She also held senior clinical development roles at other business units within Pfizer’s biopharmaceutical business. Most recently, Dr. Martell was the founder and managing director of BAM Consultants, which provides clinical development and medical affairs consulting services to a broad array of specialty pharmaceutical companies, a position she held from April 2013 to January 2015.

Code of Business Conduct and Ethics

The Board has adopted a Code of Business Conduct and Ethics that applies to all of our directors, executive officers (including our CEO and our Chief Financial Officer), and employees of the Company. Our Code of Business Conduct and Ethics is posted on our corporate website, www.juniperpharma.com. We will provide an electronic or paper copy of this document free of charge upon request. If, in the future, we should amend our Code of Business Conduct and Ethics or grant a waiver to our CEO or our Chief Financial Officer and principal accounting officer with respect to our Code of Business Conduct and Ethics, then we will post the amendment or a description of the waiver in the “Investor” section of our corporate website, www.juniperpharma.com, or in a Current Report on Form 8-K.

Certain Relationships and Related Party Transactions

We have a policy against our directors, officers, employees, and consultants entering into transactions that present actual or potential conflicts of interests. A conflict of interest can arise when a director, officer, employee, or consultant takes an action or has an interest that may make it difficult for him or her to perform his or her work objectively and effectively. Conflicts of interest may also arise when a director, officer, employee, or consultant (or his or her family members) receives improper personal benefits as a result of the director’s, officer’s, employee’s, or consultant’s relationship to us. This policy is reflected in our Code of Business Conduct and Ethics. In addition, the Audit Committee of the Board, pursuant to its charter, is responsible for reviewing and addressing conflicts of interest of directors and executive officers; as well as monitoring and reviewing (including discussing with management and the independent auditor) and, if appropriate, recommending to the full Board the approval or ratification of any transactions or courses of dealing with related parties that are required to be disclosed pursuant to SEC Regulation S-K, Item 404.

On March 6, 2014, the Company entered into a stock purchase agreement with Coventry Acquisition, LLC (“Coventry”), a holder of greater than 5% of the outstanding shares of the Company’s Common Stock at the time, pursuant to which the Company purchased all 1,400,000 shares of the Company’s Common Stock then held by Coventry in a privately negotiated transaction at $6.08 per share, for a total purchase price of $8,509,060.

Compensation Discussion and Analysis

Introduction

Our Compensation Committee (which is referred to herein as the “Committee” or as the “Compensation Committee”) provides assistance to the Board in fulfilling its responsibility to oversee and participate in the creation and administration of executive compensation programs and practices. Responsibilities of the Committee include, among other things:

•	Review and determination of the annual salary of the Company’s CEO and other executive officers;

•	Review and approval of the Company’s management incentive compensation policies and programs; and

•	Review and approval of equity compensation programs for the Company’s employees, directors and consultants, including grants of options, restricted stock and other awards thereunder.

The Committee acts pursuant to the Compensation Committee Charter. This Charter can be found on our corporate website, www.juniperpharma.com.

The current members of our Compensation Committee are Valerie L. Andrews (Chair), Dr. Cristina Csimma and Dr. Frank M. Armstrong. Each of these individuals was determined by the Board to be independent within the meaning of the applicable Nasdaq Marketplace Rules at the time they served on the Committee.

The Committee meets at regularly scheduled times during the year and on an ad hoc basis as business needs necessitate. In 2014, the Committee held nine meetings. The Committee has the authority under its charter to retain independent consultants and legal counsel to provide guidance on matters related to executive compensation and other related matters; provided, however, that the Committee must take into account certain independence factors outlined in the Nasdaq Marketplace Rules in making their selections. The Committee did not retain separate independent consultants or legal counsel in 2014.

Risk Assessment

The Compensation Committee regularly undertakes a qualitative assessment of the extent to which the Company’s compensation program encourages or may aggravate or mitigate unnecessary or excessive risk-taking behavior by executive officers. The Compensation Committee has concluded that the Company’s executive compensation program maintains an appropriate balance between risks and rewards.

Executive Compensation Philosophy and Objectives

Our compensation program for the individuals named in the Summary Compensation Table (the “named executive officers”) is designed and implemented based on our pay-for-performance compensation philosophy. Our named executive officers for 2014 were Frank C. Condella Jr., President and Chief Executive Officer (“CEO”); George O. Elston, Chief Financial Officer; Jonathan Lloyd Jones, former Chief Financial Officer; and Dr. Nikin Patel, Chief Operating Officer.

We strive to adhere to our pay-for-performance philosophy by differentiating the pay and rewards of our executive officers based on their demonstrated performance and potential to contribute to the long-term success of the Company. Competing for talent in the rapidly changing and increasingly competitive pharmaceutical industry is both challenging and critical to our success. We need and want the best people to be excited and motivated to work at Juniper and to understand that their rewards are driven by the Company’s performance and by their individual contributions to the Company’s performance. The quality of the Company’s talent is a key component of long-term stockholder value.

The Company has entered into employment agreements with each of Messrs. Condella and Elston and Dr. Patel because we believe that they are a fair and effective way to maintain focus on our business in the face of market and other volatility in our industry. These employment agreements contain certain confidentiality and non-competition provisions.

We have established a total rewards framework that supports our compensation philosophy through the following objectives:

•	to afford our executives a competitive total rewards opportunity comparable to organizations with which we compete for executive talent;

•	to allow us to attract and retain executives who can perform and succeed in our fast-paced and challenging environment; and

•	to deliver compensation in a cost-efficient manner that aligns employees’ rewards with stockholders’ long-term interests.

Compensation Program Elements and Pay Level Determination

The Committee undertakes discussions and assessments of compensation-related programs and the performance of management throughout the year. Early in the Company’s fiscal year, the Committee reviews and recommends base salaries, annual cash incentive bonus payments, and equity incentives for all executive officers based on the prior year’s performance, which are then approved by all non-employee directors.

As part of the review process, the CEO provides to the Committee an individual assessment of the major accomplishments of each executive officer over the prior year and recommends compensation for each executive officer. The Committee evaluates the performance of our CEO and recommends to the Board for its approval all compensation elements and amounts to be awarded to our CEO. Our CEO, who is a member of the Board of Directors, does not participate in Board decisions relating to his own compensation. The key metrics we use to measure the performance of our executive officers can be grouped in the following categories:

•	Financial—We evaluated measures of our financial performance including revenue, expense management and cash flow metrics.

•	Operational—We evaluated operational measures to determine that the Company is operating effectively and efficiently.

•	Strategic—We measured our executive officers effectiveness in developing and implementing a long-term plan that is expected to increase the market capitalization of the Company over time.

The Committee considers the recommendations of the CEO and other information (including each executive’s significant accomplishments, external competitiveness, Company performance, progress towards strategic objectives, and internal equity among executive officers) and applies its knowledge and discretion to determine the compensation for each executive officer.

Public Company Peer Group

To understand external competitiveness, the Committee compares each element of total compensation against a peer group of publicly traded pharmaceutical and biotechnology companies. Company management recommends a list of companies as the peer group, factoring in stage of development, types of products sold or developed, market capitalization, revenues, and number of employees. The Committee reviews the list of companies and determines the peer group composition as it deems appropriate and reasonable. For the first part of 2014 our public company peer group consisted of 7 publicly-traded companies. On July 23, 2014, the Compensation Committee expanded our public company peer group to 13 companies. The Committee considers the mean and median base salaries, annual incentive bonuses, and equity awards paid to executives of the peer group of companies in relation to the Company’s executive compensation, as well as the background, education, and experience of each named executive officer.

The following companies comprised our public company peer group for the first part of 2014:

Albany Molecular, Research, Inc.	AMRI
ANI Pharmaceuticals, Inc.	ANIP
Antares Pharma, Inc.	ATRS
BioDelivery Sciences International, Inc.	BDSI
Elite Pharmaceuticals, Inc.	ELTP
Pain Therapeutics, Inc.	PTIE
Pozen, Inc.	POZN

After July 23, 2014, the following companies comprised our public company peer group:

Alexza Pharmaceuticals	ALXA
ANI Pharmaceuticals, Inc.	ANIP
Antares Pharma, Inc.	ATRS
BioDelivery Sciences International, Inc.	BDSI
Codexis, Inc.	CDXS
Elite Pharmaceuticals, Inc.	ELTP
Epirus Biopharmaceuticals, Inc. (formerly Zalicus, Inc.)	EPRS
Neostem, Inc.	NBS
NovaBay Pharmaceuticals, Inc.	NBY
Ocera Therapeutics, Inc.	OCRX
Pain Therapeutics, Inc.	PTIE
Paratek Pharmaceuticals, Inc. (formerly Transcept Pharmaceuticals, Inc.)	PRTK
Pozen, Inc.	POZN

The Role of Stockholder “Say-on-Pay” Votes

As required by Section 14A of the Exchange Act, the Company provides its stockholders with the opportunity to cast an annual advisory vote on executive compensation (a “say-on-pay proposal”). At the Company’s annual meeting of stockholders held in May 2014, a substantial majority of the votes cast on the say-on-pay proposal at that meeting were voted in favor of the proposal. The Committee believes that this result affirms the stockholders’ support for the Company’s approach to executive compensation, and, therefore, the Company did not make any changes to its approach to executive compensation in 2014. The Committee will continue to consider the outcome of the Company’s say-on-pay votes when making future decisions regarding the compensation of its executive officers.

Components of our Executive Compensation Program

Total compensation for our named executive officers generally consists of a mix of cash and equity awards. Base salaries and discretionary annual incentive bonuses are paid in cash. Long-term incentives consist of equity awards of stock options. Named executive officers also receive standard employee benefits.

Each component of compensation and selected benefits is summarized in the table below.

Component	Purpose/Description
Base salary	Competitive fixed income for performance of day-to-day responsibilities. Paid semi-monthly for U.S. employees; monthly for UK employees.
Annual incentive bonus	Rewards achievement of annual goals that support short-term (annual) business objectives. Paid in cash after the relevant fiscal year.
Equity compensation	Fosters a culture of ownership, aligns compensation with stockholder interests, and promotes long-term retention with the Company. Consists primarily of the stock options.

Component	Purpose/Description
Benefits	Standard employee benefits, such as health, dental, vision, short- and long-term disability, and life insurance.
Retirement Benefits	Standard employee 401(k) Plan. The Company’s safe harbor non-elective contribution to the savings plan is in the amount equal to 3% of base salary up to the statutory maximum.
Perquisites	None.

While the general mix of each compensation component is considered in the design of our total compensation program, the Committee does not target a specific mix of pay either in its program design or in its compensation determinations. By design, our executive officers have more variability in their compensation than non-executives, to more closely tie their compensation to the Company’s overall performance. Company management also provides the Committee a tally sheet for each executive officer that sets forth all components of the executive’s compensation, including salary, cash bonus, value of equity compensation, the dollar value to the executive and cost to the Company of all benefits, and the actual projected payout obligation under potential severance and change-in-control scenarios. The tally sheets show the impact of the proposed award or payment on each compensation component and on aggregate compensation. The Committee also compares each element of total compensation against our peer group of publicly traded pharmaceutical and biotechnology companies. The Committee makes all executive compensation recommendations and decisions with reference to the provided tally sheets, and our peer group, with a goal of establishing and administering an overall executive compensation program that is fair and reasonable both to our executives and our stockholders.

Base Salary

We pay our executive officers base salaries to provide a baseline level of compensation that is both competitive with the external market and our peer group, and commensurate with each executive officer’s past performance, experience, responsibilities, and skills. The base salary levels of our executive officers may be increased from time to time to recognize external competitive compensation levels, internal pay equity, and individual contributions and performance.

Changes in Base Salaries for 2015

Generally, the Committee compares our executive officers’ base salaries with base salaries of individuals in comparable positions at the peer group companies. In connection with determining the base salary levels for the Company’s executive officers, the Committee compares their total cash compensation (i.e. base salary plus target annual bonus) to total cash compensation of individuals in comparable positions at the peer group companies. Following its review, the committee determined that no salary increases would be given for 2015. However, the Committee expects to continue to monitor the peer group companies and will adjust its salary recommendations if appropriate.

2014 Annual Cash Incentive Bonus

We maintain an annual cash incentive program (the “Incentive Plan”), the purpose of which is to motivate and reward the attainment of annual Company and individual performance. For all participants, annual incentive opportunities, which are expressed as a percentage of base salary, can range from 0% to 150% of targeted levels, depending on the degree of attainment of pre-established Company goals for that particular year. In order for any executive officer to be eligible to receive an annual incentive bonus, the Company must achieve 50% of the pre-established target corporate goals (as described below). Bonus targets for 2014 for Messrs. Condella and Lloyd Jones were 70% and 40% of their base salary, respectively, pursuant to their individual employment agreements. Dr. Patel, pursuant to his employment agreement, has a target bonus of 70%. Mr. Elston, who did not join the Company until October 1, 2014, was not eligible to receive a bonus in 2014. For 2015 and years thereafter, Mr. Elston will be eligible to receive a target bonus equal to 40% of his base salary.

Actual payouts under the Incentive Plan are recommended by the Committee to the Board based on achievement of corporate goals, overall individual performance, and the broad discretion of the Committee and Board. Our corporate goals are jointly established at the beginning of each year by management and the Committee and are approved by the Committee and the Board. Once the corporate goals are finalized and approved by the Board, they are clearly communicated to executives. Executives are aware of the overall bonus program, targets, annual goals, and performance measures that impact the annual bonus payout.

The extent to which corporate goals are achieved is assessed by the Committee with input from the CEO and other members of management. The Committee considers the following in assessing cash bonuses:

•	The extent to which corporate goals are achieved or exceeded, and

•	The overall success of the Company throughout the year as determined by factors such as progress in key programs, execution of the strategic plan, and share price.

The following table summarizes the Company’s goals for 2014 and the Committee’s determination with respect to the achievement level of each such goal.

Company Goal	Weight	Results	Achievement
Achieve fiscal year services revenue target of $11.2 million	25%	Goal Not Met	0%
Achieve fiscal year EBITDA target of $5.7 million	25%	Goal Not Met	0%
Maintain CRINONE service supply chain levels at 98% or better	15%	Goal Met	15%
Company-wide ERP system selection and implementation of financial reporting module without material weakness by 12/31/2014	10%	Goal partially Met	5%
Approval of new 5-year strategic plan with detailed path to significant overall growth by 7/31/2014 and execute 2014 components	15%	Goal Met	15%
Develop a consistent message to the market to communicate Company’s strategy and value proposition	10%	Goal Met	10%

Total	100%		45%

The Committee recognized the Company’s achievement of the 2014 goals at 45% in the aggregate, which was less than the required 50% minimum achievement level for corporate goals.

Based on this determination, no 2014 bonus payments were made to any of the named executive officers.

Equity Compensation

An equity compensation program is provided to all executives and certain key employees to foster a culture of ownership, align compensation with stockholder interests, and promote long-term retention with the organization. Each year the Committee determines the types of awards to be used for equity compensation. In doing so, the Committee considers the ability of each type of award to achieve key compensation objectives (such as employee retention, motivation, and attraction), the needs of the business, competitive market practices, dilution, and expense constraints, as well as tax and accounting implications.

The exercise price for each stock option awarded under the Juniper Pharmaceuticals, Inc. 1996 Long-Term Performance Plan (as amended, the “1996 Plan”) and the Juniper Pharmaceuticals, Inc. Amended and Restated 2008 Long-Term Incentive Plan (as amended, the “2008 Plan”) must be equal to or greater than the fair market value (i.e. the average of the high and low prices for the 1996 Plan and the closing price for the 2008 Plan) of the Company’s Common Stock on the Nasdaq Global Market on the date of grant. The 2008 Plan was adopted by the stockholders at the 2008 Annual Meeting (and subsequently amended at the 2013 Annual Meeting) and supplants the 1996 Plan for all grants following the adoption of the 2008 Plan. We refer to the 2008 Plan and the 1996 Plan, collectively, as our “Long-term Performance Plans.” Stock option grants are generally approved at Board and Committee meetings that are generally scheduled a year in advance and scheduling decisions are made without regard to anticipated financial reporting dates or other major announcements by the Company.

Newly hired employees, including executive officers, may be granted options effective on the first day of employment, with such options having an exercise price set at the fair market value (i.e. the closing price) for our Common Stock on the Nasdaq Global Market on the employment start date. The employees’ start dates are scheduled without regard to anticipated financial reporting dates or other major announcements by the Company.

We have historically made an annual grant of employee stock options at the time of the annual review of each executive’s performance, usually in February or early March. Generally, option grants vest over four years to provide an incentive for employees to remain with the Company and to increase stockholder value.

In determining the equity awards for 2014, the Committee concluded as follows: (1) the equity awards should be comparable to those provided by our peer group of companies; (2) the aggregate grants should be limited, so as not to exceed a predetermined dilution effect; and (3) the grants to executive officers should be within a range that is appropriate from a Company-wide internal fairness perspective.

The table below reflects the equity awards granted to the named executive officers on March 10, 2014 (other than Mr. Elston who received his award on October 1, 2014). The options have a seven-year term and vest at the rate of 25% per year on each anniversary of the grant date (the “Initial Vesting Date”), and each of the three subsequent anniversaries of the Initial Vesting Date.

Name	Position	2014 Options granted at Fair Market Value
Frank C. Condella, Jr.	President and Chief Executive Officer	40,000
George O. Elston(1)	Chief Financial Officer	75,000
Jonathan Lloyd Jones(2)	Chief Financial Officer	30,000
Dr. Nikin Patel	Chief Operating Officer	32,000

(1)	The grant awarded to Mr. Elston on October 1, 2014 was given as a new hire grant to cover the 2014 and 2015 periods.
(2)	As noted elsewhere in this proxy statement, Mr. Lloyd Jones resigned, effective October 31, 2014. Pursuant to the terms of our 2008 Plan, Mr. Lloyd Jones forfeited this option award upon his resignation.

Benefits and Perquisites

All named executive officers are offered the standard benefits that are offered to other full-time employees of the Company. For U.S. employees, these standard benefits include health, dental, vision, and life insurance, and both short- and long-term disability. In addition, the Company offers a 401(k) plan and contributes a safe harbor non-elective contribution in an amount equal to 3% of the employee’s base salary up to the statutory maximum.

Under the terms of his employment agreement, Dr. Patel is entitled to a 3% retirement plan contribution (of gross annual salary) from the Company and also receives standard health benefits.

Pursuant to the terms of his employment agreement, Mr. Elston is entitled to receive reimbursement of $50,000 for temporary living and relocation expenses incurred prior to the earlier of (i) completion of his relocation and (ii) July 31, 2015.

Other than those items described above, the Company does not provide perquisites for our executive officers.

Termination or Change in Control

We have entered into employment agreements with each of Messrs. Condella and Elston and Dr. Patel.

The employment agreements provide for payments to be made to the executives if they are terminated, within six months of a change in control of the Company, by us “without cause,” or by the executive for “good reason” (as those terms are defined in the employment agreements (“double-trigger”)). Mr. Elston’s employment agreement also provides for severance if his employment is terminated by us “without cause” or by him for “good reason” (as those terms are defined in his employment agreement).

Dr. Patel’s employment agreement provides for severance in the event the Company elects to terminate his employment with less than six months’ prior written notice.

We believe agreements of this type can be important components of our effort to recruit and retain senior executives, particularly for companies at our stage of development and in our relatively high-risk industry.

A further discussion of the terms and payouts under each of these agreements is set forth below under the heading Potential Payments upon Termination or Change in Control.

Tax Considerations

Section 162(m) of the Internal Revenue Code limits to $1 million the deductibility for federal income tax purposes of annual compensation paid by a publicly held company to its chief executive officer and its other named executive officers (other than its chief financial officer), unless certain conditions are met. To the extent feasible, we structure executive compensation to preserve deductibility for federal income tax purposes. In this regard, our equity incentive plans are designed to preserve, to the extent otherwise available, the deductibility of income realized pursuant to these plans. Nevertheless, we retain the flexibility to authorize compensation that may not be deductible if we believe it is in the best interest of the Company.

Compensation Committee Report

The Compensation Committee evaluates and establishes compensation for executive officers and oversees the Company’s compensation policies, the Long-term Performance Plans, Incentive Plan, and other benefit programs. Management has the primary responsibility for the Company’s financial statements and reporting process, including the disclosure of executive compensation. We have reviewed and discussed with management the Compensation Discussion and Analysis included in this Proxy Statement. Based on the review and discussion with management, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement for filing with the SEC.

Valerie L. Andrews, Chair

Dr. Frank M. Armstrong

Dr. Cristina Csimma

EXECUTIVE AND DIRECTOR COMPENSATION

Summary Compensation Table (for Fiscal Years 2014, 2013 and 2012)

Name and principal position	Year	Salary ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	All Other Compen- sation(3) ($)	Total ($)
Frank C. Condella, Jr.	2014	340,000	180,258	—	7,650	527,908
President and Chief Executive Officer	2013	340,000	132,375	214,200	7,650	694,225
	2012	325,000	145,134	113,750	64,227	648,111
George O. Elston	2014	75,000	275,416	—	51,500	401,916
Chief Financial Officer
Jonathan Lloyd Jones	2014	237,500	135,193	—	169,986	542,679
Former Chief Financial Officer	2013	271,115	88,250	102,600	7,650	469,615
Dr. Nikin Patel(4)	2014	284,649	144,206	—	8,539	437,394
Chief Operating Officer	2013	86,017	—	86,587	7,987	180,591

(1)	This column represents the grant date fair values of the stock options awarded in 2014, 2013 and 2012, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC Topic 718”). See Note 2 to the consolidated financial statements included in our 2014 Annual Report, regarding the assumptions underlying the valuation of our equity awards. In 2014, 48,750 options were forfeited by an executive officer.
(2)	This column represents incentive compensation earned under the Company’s Incentive Plan. For the fiscal year ended December 31, 2014, the Compensation Committee recommended and the Board agreed that based on a 45% achievement of the 2014 corporate goals, no 2014 bonus payments would be made to any of the named executive officers.
(3)	The amounts reported in this column include the Company’s safe harbor non-elective contribution to the named executive officers’ 401(k) savings account in the amount equal to 3% of base salary. In 2014, Mr. Elston was given a $50,000 relocation bonus, which is included in his all other compensation total.

As reported elsewhere in this proxy statement, Mr. Lloyd Jones resigned as our Chief Financial Officer, effective October 31, 2014. In connection with his resignation, Mr. Lloyd Jones received a severance payment of $151,918. See “Payments upon Termination or Change in Control—Mr. Lloyd Jones” for additional information.

The 2013 “all other compensation” amounts for Messrs. Condella and Lloyd Jones have been revised to reflect a calculation error in last year’s proxy statement. The 2013 total compensation amounts for Messrs. Condella and Lloyd Jones have also been revised to reflect this change.

(4)	For Dr. Patel, the amounts shown represent amounts that were paid in British pound and converted to U.S. dollars using an exchange rate as of December 31, 2014 and 2013 of 1.5532 and 1.649077 U.S. dollars, respectively, for each British pound. For 2013, these amounts are a representation of compensation paid or earned from September 12, 2013 to December 31, 2013.

Total Realized Compensation

To supplement the SEC-required disclosure in the Summary Compensation Table set forth above, we have included the additional table below, which shows “Total Realized Compensation” representing the total compensation realized by each named executive officer in each of the years shown. Total compensation as calculated under SEC rules and, as shown in the Summary Compensation Table, includes several items that are driven by accounting assumptions, which are not necessarily reflective of compensation actually realized by the named executives in a particular year. The amounts reported in the Total Realized Compensation column differ substantially from the amounts reported in the Total column required under SEC rules and are not a substitute for those Total amounts. Total Realized Compensation represents: (1) Total compensation, as determined under applicable SEC rules, minus (2) the aggregate grant-date fair value of restricted stock awards and stock option awards (as reflected in the Stock Awards columns and Option Awards column), plus (3) the value realized in the applicable year from the vesting of restricted stock and exercises of stock options.

Name and Principal Position	Year	Total Realized Compensation
Frank C. Condella, Jr.	2014	$347,650
President and Chief Executive Officer	2013	$561,850
	2012	$502,977
George O. Elston	2014	$126,500
Chief Financial Officer
Jonathan Lloyd Jones(1)	2014	$407,486
Former Chief Financial Officer	2013	$381,365
Dr. Nikin Patel(2)	2014	$293,188
Chief Operating Officer	2013	$180,591

(1)	Mr. Lloyd Jones resigned as our Chief Financial Officer, effective October 31, 2014.
(2)	The amount shown in the table above for Dr. Patel have been converted from British pounds to U.S. dollars using an exchange rate as of December 31, 2014 and 2013 of 1.5532 and 1.649077 U.S. dollars, respectively, for each British pound. The amounts shown for 2013 are a representation of compensation paid or earned from September 12, 2013 to December 31, 2013.

2014 Grants of Plan-Based Awards Table

The following table provides information about annual incentive bonus and equity awards granted to the named executive officers in 2014.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Option Awards: Number of Securities Underlying Options (#)(2)	Exercise or Base Price of Option Awards ($/share)(3)	Grant Date Fair Value of Stock and Option Awards(4)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Frank C. Condella, Jr.	—	—	238,000	357,000	—	—	—
President and Chief Executive Officer	3/10/2014	—	—	—	40,000	7.05	180,258
George O. Elston	10/1/2014	—	—	—	75,000	5.97	275,416
Chief Financial Officer
Jonathan Lloyd Jones	—	—	114,000	171,000	—	—	—
Former Chief Financial Officer(5)	3/10/2014	—	—	—	30,000	7.05	135,193
Dr. Nikin Patel	—	—	199,254	298,881	—	—	—
Chief Operating Officer(6)	3/10/2014	—	—	—	32,000	7.05	144,206

(1)	These columns show the range of possible payouts for 2014 annual incentive compensation granted under the Incentive Plan as described in the section titled “2014 Annual Cash Incentive Bonus” in the “Compensation Discussion and Analysis” section above. As noted elsewhere in this proxy statement, because the Company did not achieve the minimum achievement level of 50% for corporate goals, no 2014 bonus payments were made to any of the named executive officers.

(2)	Represents the number of shares underlying stock option awards that were granted to the named executive officers in 2014 under the 2008 Plan. Each of these awards have a seven year term. Pursuant to the terms of these awards, the shares underlying these awards become exercisable in 25% increments on each annual anniversary of the date of the grant.
(3)	The exercise price is the closing price on the Nasdaq Global Market on the date of grant.
(4)	These amounts represent the grant date fair value of the stock option awards granted to the named executive officers in 2014, computed in accordance with the ASC Topic 718. See Note 2 to the consolidated financial statements included in our 2014 Annual Report, regarding the assumptions underlying the valuation of our equity awards.
(5)	Mr. Lloyd Jones resigned as our Chief Financial Officer, effective October 31, 2014. In connection with his resignation, each of these awards was forfeited.
(6)	The amount shown in the table above for Dr. Patel’s non-equity incentive plan award has been converted from British pounds to U.S. dollars using an exchange rate as of December 31, 2014 and 2013 of 1.5532 and 1.649077 U.S. dollars, respectively, for each British pound. For 2013, these amounts are a representation of compensation paid or earned from September 12, 2013 to December 31, 2013.

Outstanding Equity Awards at 2014 Fiscal Year-End

The following table provides information on the holdings of stock options and stock awards by the named executive officers as of December 31, 2014. The table includes unexercised and unvested option awards and unvested stock awards. Each equity grant is shown separately for each named executive officer. The vesting schedule for each grant is shown following this table, based on the option or stock award grant date.

	Option Awards
Name	Option Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexer- cisable(1)	Option Exercise Price ($)	Option Expiration Date
Frank C. Condella, Jr.	12/11/2009	12,500	—	6.96	12/11/2016
President and Chief Executive Officer	9/15/2010	43,748	—	8.56	9/15/2017
	2/7/2011	29,530	9,844	20.72	2/7/2018
	2/29/2012	19,687	19,687	5.28	2/29/2019
	3/1/2013	9,375	28,125	4.96	3/1/2020
	3/10/2014	—	40,000	7.05	3/10/2021
George O. Elston	10/1/2014	—	75,000	5.97	10/1/2021
Chief Financial Officer
Jonathan Lloyd Jones	1/21/2013	—	18,750	5.04	1/21/2020
Former Chief Financial Officer	3/10/2014	—	30,000	7.05	3/10/2021
Dr. Nikin Patel	3/10/2014	—	32,000	7.05	3/10/2021
Chief Operating Officer

(1)	Option Awards Vesting Schedule:

Grant Date	Vesting Schedule

2/7/2011	The remaining shares vested as follows: 9,844 shares on 2/7/2015.
2/29/2012	The remaining shares vested/vest as follows: 9,844 shares on 3/1/2015 and 9,843 shares on 2/29/2016.
1/21/2013	Pursuant to the terms of the 2008 Plan, upon his resignation from the Company, which was effective October 31, 2014, Mr. Lloyd Jones forfeited all shares underlying this option that were not exercisable at that time.

Grant Date	Vesting Schedule
3/1/2013	The remaining shares vested/vest as follows: 9,375 shares on 3/1/2015, 9,375 shares on 3/1/2016 and 9,375 shares on 3/1/2017.
3/10/2014	These shares vested/vest as follows:
• Mr. Condella—10,000 shares on 3/10/2015, 10,000 shares on 3/10/2016, 10,000 shares on 3/10/2017 and 10,000 shares on 3/10/2018

•       Mr. Lloyd Jones—Pursuant to the terms of the 2008 Long-Term Incentive Plan, upon his resignation from the Company, which was effective October 31, 2014, Mr. Lloyd Jones forfeited all of the shares underlying this option.

• Dr. Patel—8,000 shares on 3/10/2015, 8,000 shares on 3/10/2016, 8,000 shares on 3/10/2017 and 8,000 shares on 3/10/2018.
10/1/2014	These shares vest as follows: 18,750 shares on 10/1/2015, 18,750 shares on 10/1/2016, 18,750 shares on 10/1/2017, and 18,750 shares on 10/1/2018.

Option Exercises and Stock Vested in 2014

Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
Frank C. Condella, Jr.	—	—
President and Chief Executive Officer
George O. Elston	—	—
Chief Financial Officer
Jonathan Lloyd Jones	6,250	31,500
Former Chief Financial Officer
Dr. Nikin Patel	—	—
Chief Operating Officer

Payments upon Termination or Change in Control

We have entered into employment agreements with each of Messrs. Condella and Elston and Dr. Patel, which require us to provide to them cash compensation, benefits, and/or the acceleration of the vesting of equity awards in the event of their termination of employment, under certain circumstances. On September 23, 2014, we entered into a Separation Agreement and Release with Mr. Lloyd Jones in connection with this resignation.

Mr. Condella

Mr. Condella’s amended and restated employment agreement, effective May 4, 2010, as amended on March 1, 2011, provides as follows:

In the event Mr. Condella’s employment is terminated due to his death or he resigns, his employment is terminated by the Company without cause(1), or he resigns for good reason(2), Mr. Condella will be entitled to the following:

Severance Payment:	None
Benefits:	(i) Pro-rated portion of the $2,000 monthly expense allowance through the effective date of termination(3) and (ii) payment for accrued and unused vacation days.
Options:	Full vesting of outstanding options to be exercisable for 180 days after termination (only in the case of (i) an employment termination without cause or (ii) his resignation for good reason).

Restricted Stock:	Full vesting of all outstanding restricted stock grants (only in the case of (i) Mr. Condella’s death, (ii) his termination without cause or (iii) his resignation for good reason).
Salary:	Base salary through the date of termination.
Expenses:	Reimbursement for any previously unreimbursed business expenses.

In the event Mr. Condella’s employment is terminated by the Company without cause or he resigns with good reason within six months after a change in control(4), he will be entitled to the following:

Severance Payment:	Continuation of his base salary to be paid to him consistent with the Company’s normal payroll cycle commencing immediately after his termination for a period of six (6) months.
Benefits:	(i) Pro-rated portion of the $2,000 monthly expense allowance through the effective date of termination(3) and (ii) payment for accrued and unused vacation days.
Options:	Full vesting of outstanding options to be exercisable for 180 days after termination.
Restricted Stock:	Full vesting of outstanding restricted stock grants.
Salary:	Base salary through the date of termination.
Expenses:	Reimbursement for any previously unreimbursed business expenses.

(1)	The employment agreement defines “cause” as (i) willful misconduct by the executive which is seriously harmful to the Company’s current and lawful business interests, (ii) executive’s conviction of a felony or misdemeanor, or (iii) executive’s refusal to carry out the directives of the Board of Directors.
(2)	The employment agreement defines “good reason” as (i) the failure of the Company to comply with any material provision of the agreement, or (ii) a material reduction in the executive’s job duties or responsibilities, or (iii) a change in executive’s job title, or (iv) a change in executive’s reporting relationship to the Board of Directors, or (v) a material diminution in executive’s status within the Company, and the Company has not cured such failure within 30 days after written notice of such noncompliance has been given by executive to the Company, or if such failure is not capable of being cured in such time, a cure shall not have been diligently initiated by the Company within such 30 calendar day period and the Company shall not have cured such failure within 60 calendar days thereafter.
(3)	Mr. Condella’s employment agreement allows for a pro-rated portion of $2,000 to cover monthly Company sponsored insurance programs. In 2014, Mr. Condella participated in the Company sponsored insurance programs and was therefore not eligible to receive this benefit.
(4)	The employment agreement defines “change in control” (“CIC”) to occur if an entity, or a group of entities acting together, acquires control of 50% or more of the Company’s voting securities with the power to elect a majority of the Board of Directors.

The following table describes the potential payments and benefits under the Company’s agreements and plans to which Mr. Condella would have been entitled upon termination of his employment had such termination occurred on December 31, 2014.

	Cash Severance Payment(1)	Vacation Pay(2)	Continuation of Medical/Welfare Benefits (present value)	Acceleration and Continuation of Equity Awards(3)	Total Termination Benefits
Death	N/A	$26,154	N/A	$—	$26,154
Voluntary resignation by employee without good reason	N/A	$26,154	N/A	$—	$26,154
Termination by the Company without cause or resignation by employee with good reason	N/A	$26,154	N/A	$24,581	$50,735
Termination by the Company without cause or resignation by employee for good reason after CIC	$170,000	$26,154	N/A	$24,581	$220,735

N/A—Not	Applicable
(1)	Payment of the amount of base salary for six months following the date of termination.
(2)	Assumes 20 vacation days. Unused and accrued vacation benefits are paid in a lump sum.
(3)	Represents the intrinsic value of unvested stock options on December 31, 2014, based on the difference between the closing market price of the Company’s Common Stock on December 31, 2014 ($5.60) and the applicable exercise price of all such stock options. Upon vesting, these stock options will be exercisable for 180 days after the date of termination (along with any previously vested stock options awards).

Mr. Elston

Mr. Elston’s employment agreement, dated September 23, 2014, provides as follows:

In the event of termination of employment caused by his death, his resignation without good reason(1), by the Company with or without cause(2), by Mr. Elston’s resignation with good reason, or by the Company without cause or by his resignation with good reason within six months after a change in control,(3) Mr. Elston will be entitled to the following:

Severance Payment:	Six months of final base salary following execution by him of a release of the Company (only in the case of (i) his termination without cause, (ii) his resignation for good reason, or (iii) his termination without cause or his resignation for good reason within six months after a change in control).
Benefits:	In the case of a termination by the Company without cause, Mr. Elston’s resignation for good reason, or a termination by the Company without cause or Mr. Elston’s resignation with good reason within six months after a change in control, Mr. Elston will be entitled to receive an amount equivalent to six months of the Company’s portion of medical and dental benefits if these benefits were elected.
Salary:	Base salary through the date of termination.
Accrued Bonus:	Payable only in the case of a termination by the Company without cause or Mr. Elston’s resignation with good reason within six months after a change in control.
Vacation Pay:	Accrued but unused vacation pay.

(1)	The employment agreement defines “good reason” as: (i) a material breach of the employment agreement by the Company or (ii) a material reduction in Mr. Elston’s responsibilities, authority or duties as outlined in the employment agreement.

(2)	The employment agreement defines “cause” as (i) willful misconduct by the executive which is seriously harmful to the Company’s current and lawful business interests, (ii) executive’s conviction of a felony or misdemeanor, or (iii) executive’s refusal to carry out the directives of the Company’s chief executive officer.
(3)	The employment agreement defines “change in control” (“CIC”) to occur if an entity, or a group of entities acting together, acquires control of 50% or more of the Company’s voting securities with the power to elect a majority of the Board of Directors.

The following table describes the potential payments and benefits under the Company’s agreements and plans to which Mr. Elston would have been entitled upon termination of his employment had such termination occurred on December 31, 2014.

	Cash Severance Payment(1)	Vacation Pay(2)	Continuation of Medical/Welfare Benefits (present value)	Acceleration and Continuation of Equity Awards(3)	Total Termination Benefits
Death	N/A	$23,077	N/A	$—	$23,077
Voluntary resignation by employee without good reason	N/A	$23,077	N/A	N/A	$23,077
Termination by the Company without cause or resignation by employee with good reason	$150,000	$23,077	5,627	$—	$178,704
Termination by the Company without cause or resignation by employee for good reason after CIC	$150,000	$23,077	5,627	$—	$178,704

N/A—Not	Applicable
(1)	Payment of the amount of base salary for six months following the date of termination. In the event a change in control occurred on December 31, 2014, Mr. Elston would not have been eligible to receive the accrued bonus as he was not eligible to receive a bonus for 2014.
(2)	Assumes 20 vacation days. Unused and accrued vacation benefits are paid in a lump sum.
(3)	Represents the intrinsic value of both vested and unvested stock options on December 31, 2014, based on the difference between the closing market price of the Company’s Common Stock on December 31, 2014 ($5.60) and the applicable exercise price of all such stock options. Upon vesting, these stock options will be exercisable for 180 days after the date of termination (along with any previously vested stock option awards).

Mr. Lloyd Jones

Pursuant to the Separation Agreement and Release, dated September 23, 2014, entered into by and between the Company and Mr. Lloyd Jones in connection with Mr. Lloyd Jones’ resignation from the Company, Mr. Lloyd Jones received a separation payment in the amount of $151,918, which was equal to six months of his then current base salary, plus $9,418, which was equal to six months of the Company’s portion of his medical and dental benefits.

Dr. Patel

Dr. Patel’s employment agreement provides for severance in the event the Company elects to terminate his employment with less than six months’ prior written notice. Had the Company elected to terminate his employment on December 31, 2014, with no prior written notice, Dr. Patel would have been entitled to receive $160,826.

2014 Director Compensation

Directors who are employees (Mr. Condella and Dr. Patel), receive no additional compensation for serving on the Board. In 2014, we provided the following annual compensation to our non-employee directors.

Name of Director	Fees Earned and Paid in Cash(1) ($)	Stock Awards(2) ($)	Total ($)
Valerie Andrews	$55,000	$30,000	$85,000
Dr. Frank M. Armstrong	$40,000	$30,000	$70,000
Edward Blechschmidt(3)	$19,492	$—	$19,492
Cristina Csimma	$40,000	$30,000	$70,000
Donald H. Hunter	$43,017	$35,000	$78,017
Stephen Kasnet	$70,000	$30,000	$100,000
G. Frederick Wilkinson(4)	$—	$—	$—

(1)	This column reports the amount of cash compensation earned or paid in 2014 for Board and Committee service.
(2)	This column represents the aggregate grant date fair value of awards of restricted stock granted during the 2014 fiscal year, computed in accordance with ASC 718. The aggregate grant date fair value for the restricted stock awards granted to each director upon his or her reelection to the Board at the 2014 Annual Meeting of Stockholders was $30,000 (except for the restricted stock award granted to Mr. Hunter, which award had an aggregate grant date fair value of $35,000, which included the $30,000 annual award received by all directors as well as a $5,000 award, representing the pro-rated portion of 2014 for his service to the Board, which began in February 2014). The number of shares underlying each such award was determined by dividing $30,000 (or $35,000 in the case of Mr. Hunter) by the fair market value of the Company’s Common Stock on the date of the grant. Each independent director had an aggregate of 4,566 shares of unvested restricted Common Stock outstanding at 2014 fiscal year end.
(3)	Mr. Blechschmidt did not stand for reelection at the 2014 annual meeting of stockholders.
(4)	Mr. Wilkinson resigned from the Board on March 6, 2014.

The aggregate total number of shares underlying stock option awards and restricted stock awards outstanding at 2014 fiscal year-end for the non-employee directors are shown below:

Name	Number of Shares Underlying Options	Number of Restricted Shares
Valerie Andrews	1,500	4,566
Dr. Frank M. Armstrong	—	4,566
Edward Blechschmidt(1)	—	—
Cristina Csimma	—	4,566
Donald H. Hunter	—	4,566
Stephen Kasnet	1,500	4,566
G. Frederick Wilkinson(2)	—	—

(1)	Mr. Blechschmidt did not stand for reelection at the 2014 annual meeting of stockholders.
(2)	Mr. Wilkinson resigned from the Board on March 6, 2014.

2015 Director Compensation

The Company currently provides to non-employee directors reimbursement for expenses and the following compensation. (A Board Chair who also serves as a Committee Chair does not receive the Committee Chair retainer.)

Annual Director Retainer	$40,000
Additional Annual Retainer, Board Chair	$30,000
Additional Annual Retainer, Committee Chair	$15,000

Consists of a grant of the number of shares of restricted stock under the Company’s Long-Term Performance Plan determined by dividing $30,000 by the fair market value of the Company’s Common Stock on the date of grant. Provided, however, if an insufficient number of shares of restricted stock are available for issuance under the Company’s Long-Term Incentive Plan, the balance of the value will consist of a grant of stock options to purchase shares of the Company’s Common Stock at the fair market value of the Company’s Common Stock on the date of grant determined by dividing the balance of the value by the fair value of a stock option on that date using the Black-Scholes option pricing model. The restricted stock and stock options vest at the next annual meeting of stockholders.

$30,000

Compensation Committee Interlocks and Insider Participation

None of the Company’s executive officers served during fiscal year 2014 or currently serve, and the Company anticipates that none will serve, as a member of the Board of Directors or compensation committee of any entity (other than the Company) that has one or more executive officers that serves on the Company’s Board or the Compensation Committee.

Equity Compensation Plan Information

The following table sets forth aggregate information for the fiscal year ended December 31, 2014, regarding the Company’s compensation plans, including individual compensation agreements, under which equity securities of the Company are authorized for issuance:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	445,684	$8.28	545,375
Equity compensation plans not approved by security holders	—	$—	—
Total	445,684	$8.28	545,375

The Company has two shareholder-approved equity compensation plans. The 1996 Plan, adopted in October 1996, provided for the grant of stock options, stock appreciation rights and restricted stock to certain designated employees of the Company, non-employee directors of the Company and certain other persons performing significant services for the Company as designated by the Compensation Committee of the Board of Directors. On May 13, 2008, the stockholders of the Company approved the 2008 Plan, which was subsequently amended at the 2013 annual meeting of stockholders. The 2008 Plan, as amended, provides for the grant of stock options, stock appreciation rights and restricted stock to certain designated employees of the Company, non-employee directors of the Company and certain other persons performing significant services for the Company as designated by the Compensation Committee. Upon approval of the 2008 Plan, the Company stopped making grants under the 1996 Plan.

Report of the Audit Committee

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the fiscal year ended December 31, 2014. The Audit Committee oversees the Company’s financial reporting process on behalf of the Board.

The Audit Committee is composed of three non-employee directors and operates under a written charter adopted and approved by the Board. The Board, in its business judgment, has determined that each Audit Committee member is “independent” as such term is defined under the applicable Nasdaq Marketplace Rules and under Section 10A(m)(3) of the Exchange Act. Juniper has identified Donald H. Hunter as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of SEC Regulation S-K. The Audit Committee has sole authority to retain, oversee, and terminate the Company’s independent registered public accounting firm, to approve fees and other terms of the engagement, and to approve any permitted non-audit engagements with the independent registered public accounting firm.

The Company’s management has the primary responsibility for the preparation, presentation, and integrity of the Company’s financial statements and the accounting and reporting process, including the systems of internal controls, and procedures to assure compliance with applicable accounting standards and applicable laws and regulations.

The Company’s independent registered public accounting firm is responsible for auditing those financial statements and expressing an opinion as to their conformity with generally accepted accounting principles. The Audit Committee’s responsibility is to independently monitor and review these processes. However, the Audit Committee members are not professionals engaged in the practice of accounting or auditing, including, without limitation, with respect to auditor independence. The Audit Committee members must rely, without independent verification, on the information provided to them and on the representations made by management and the independent registered public accounting firm. Accordingly, although the Audit Committee members consult with and discuss these matters and their questions and concerns with management and the Company’s independent registered public accounting firm, the Audit Committee’s oversight cannot provide an independent basis to assure that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures consistent with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions cannot assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards; that the financial statements are presented in accordance with generally accepted accounting principles; or, that the Company’s independent registered public accounting firm is in fact “independent.”

In this context, the Audit Committee held 9 meetings during the year ended December 31, 2014. The meetings were designed, among other things, to facilitate and encourage communication among the Audit Committee, management, and the Company’s independent registered public accounting firm. The Audit Committee discussed with the Company’s independent registered public accounting firm, with and without management present, the results of their examinations and their evaluations of the Company’s financial statements.

In fulfilling the Committee’s oversight responsibilities, Committee members have reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2014, with Juniper’s management and the independent registered public accounting firm, who are responsible for expressing an opinion on the conformity of the Company’s audited financial statements with accounting principles generally accepted in the United States, including a discussion of their judgments as to the quality, not just the acceptability, of the Company’s accounting principles, the reasonableness of significant judgments, the clarity of disclosures in the financial statements, and such other matters as are required to be discussed with the Audit Committee under auditing standards generally accepted in the United States.

The Audit Committee also discussed with the Company’s independent registered public accounting firm matters related to the conduct of the audit of the Company’s financial statements and all matters required to be discussed by the Public Company Accounting Oversight Board (the “PCAOB”). The Audit Committee’s discussions included a discussion of the background and experience of the independent auditor’s audit team assigned to Juniper and the quality control procedures established by the independent registered public accounting firm. The Audit Committee has received the written disclosures and the letter from the Company’s independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and the Audit Committee has discussed with the independent registered public accounting firm its independence from the Company and its management. The Audit Committee met with the independent registered public accounting firm with and without management present to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

Based on the review and the aforementioned meetings, discussions and reports, and subject to the limitations on our role and responsibilities referred to above and in the Audit Committee Charter, the Audit Committee recommended to the Company’s Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, for filing with the SEC, and selected BDO USA, LLP, as the Company’s independent registered public accounting firm for fiscal year 2015.

AUDIT COMMITTEE:

Donald H. Hunter, Chair

Valerie L. Andrews

Dr. Frank M. Armstrong

The information contained in the foregoing report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange, except to the extent that the Company specifically incorporates it by reference in such filing.

PROPOSAL 1

ELECTION OF DIRECTORS

At the Annual Meeting, seven directors will be elected by the stockholders to serve until the next Annual Meeting of Stockholders or until their successors are elected and qualified. The accompanying form of proxy, when properly executed and returned to the Company, will be voted “FOR” the election as directors of the seven persons named below, unless the proxy contains instructions to the contrary. Proxies cannot be voted for a greater number of persons than the number of nominees named in this Proxy Statement. Management has no reason to believe that any of the nominees is unable or unwilling to serve, if elected. However, in the event that any of the nominees should become unable or unwilling to serve as a director, the proxy will be voted for the election of such person or persons as shall be designated by the Board.

Nominees for the Board of Directors

The Board has nominated directors Andrews, Armstrong, Condella, Csimma, Geraghty, Hunter and Patel for election as directors. All of the nominees have served as directors since the last Annual Meeting. Information regarding the business experience of each nominee and his or her service on boards of directors of other public companies is provided in “Board of Directors and Corporate Governance”.

Except for Mr. Condella and Dr. Patel, who are employees of the Company, the Board has determined that each director qualifies as an “independent” director under the applicable Nasdaq Marketplace Rules. The Board based this determination primarily on a review of the responses of the directors to questions regarding their employment, affiliations and family and other relationships.

Vote Required

Each of the seven nominees for director will be elected to our board of directors if the number of shares voted “for” such nominee exceeds the number of shares voted “against” such nominee, provided that a quorum is present. Unless otherwise instructed, the Named Proxies will vote properly executed proxies received by them “FOR” each of the director nominees.

If an incumbent nominee is not elected by a majority of votes cast, our bylaws require the incumbent director to tender his or her resignation to the Board for consideration. The Nominating and Corporate Governance Committee will make a recommendation to the Board on whether to accept or reject the director’s tendered resignation, or whether other action should be taken. The Board will act on the tendered resignation, and publicly disclose its decision and rationale within ninety (90) days from the date of the certification of the election results.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF MS. ANDREWS, DR. ARMSTRONG, MR. CONDELLA, DR. CSIMMA, MR. GERAGHTY, MR. HUNTER AND DR. PATEL.

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Overview

BDO USA, LLP, currently serves as the Company’s independent registered public accounting firm, and that firm conducted the audit of the Company’s accounts for fiscal year 2014. The Audit Committee has selected BDO USA, LLP, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015, and the Board is asking stockholders to ratify that selection. Selection of the Company’s independent registered public accounting firm is not required to be submitted to a vote of the stockholders of the Company for ratification. Although the Sarbanes-Oxley Act of 2002, as well as the charter of the Audit Committee, require the Audit Committee to engage, retain, and supervise the Company’s independent registered public accounting firm, the Board considers the selection of the independent registered public accounting firm to be an important matter of stockholder concern and is submitting the selection of BDO USA, LLP, for ratification by stockholders as a matter of good corporate practice.

If a majority of votes cast on this matter are not cast in favor of the selection of BDO USA, LLP, the Audit Committee and the Board will reconsider the selection of such firm as the Company’s independent registered public accounting firm. Even if stockholders vote on an advisory basis in favor of the selection, the Audit Committee may, in its discretion, direct the selection of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and the stockholders.

The Company expects that representatives of BDO USA, LLP, will be present at the Annual Meeting, will have an opportunity to make a statement, and will be available to respond to appropriate questions.

Vote Required

The affirmative vote of a majority of the votes cast by holders of shares of our Common Stock and Series B Preferred Stock represented at the Annual Meeting, voting together as a single class, is required to approve the ratification of the selection of BDO USA, LLP, as the Company’s independent registered public accounting firm for the current fiscal year. Unless otherwise instructed, the Named Proxies will vote properly executed proxies received by them “FOR” the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

THE RATIFICATION OF THE SELECTION OF BDO USA, LLP, AS

THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2015.

PROPOSAL 3

APPROVAL OF THE 2015 LONG-TERM INCENTIVE PLAN

General

On April 28, 2015, the Board of Directors adopted, subject to stockholder approval at the Annual Meeting, a new long-term incentive plan to be known as the Juniper Pharmaceuticals, Inc. 2015 Long-Term Incentive Plan (referred to in this discussion as the “2015 Plan”). We are seeking the approval of our stockholders with respect to the 2015 Plan.

The primary purpose of the 2015 Plan is to provide incentives which will attract, retain, and motivate highly competent persons as non-employee directors, officers, employees, and certain consultants and advisors of the Company, by providing them with a proprietary interest in the long-term success of the Company, aligning their individual interests with those of the Company’s stockholders, and to reward the performance of individuals in fulfilling their personal responsibilities for achievement of the Company’s objectives.

As described in further detail below, following approval of the 2015 Plan, 1,000,000 shares of Company common stock will be reserved for issuance under the 2015 Plan, plus the shares which remain available for grant under the 2008 Plan as of the date that the 2015 Plan becomes effective, plus shares which are subject to awards outstanding under the 2008 Plan that may be forfeited, lapse unexercised or be settled in case rather than shares after the 2015 Plan’s effective date. Upon receipt of the requisite stockholder approval of the 2015 Plan, we will no longer make awards under the 2008 Plan.

The Compensation Committee of the Board of Directors, which administers the 2008 Plan, recommended this 2015 Plan after having reviewed the 2008 Plan and, based on that review, determining that an insufficient number of shares were available under the 2008 Plan to provide future grants of stock options and other share awards to the company’s directors, officers and employees sufficient to meet the purposes of the Company’s compensation program, considering the significance of equity awards as a component of overall compensation. In approving and recommending the increase in the Plan, the Compensation Committee and the Board of Directors concluded it was advisable in and in the best interests of the Company to establish the 2015 Plan to provide the Company with maximum flexibility to use equity awards to continue to support the Company’s growth strategy, promote its future financial success, and to maintain its ability to attract, retain, and motivate talented directors, executives, and employees.

In its determination to design and approve the 2015 Plan, the Compensation Committee and the Board consulted with the proxy advisory service firm, Institutional Shareholder Services, Inc., who provided an analysis which included consideration of the Company’s immediate and long-term needs, relevant market practices and trends, plan features and the costs of the 2015 Plan, including the estimated stockholder value transfer cost.

As of May 28, 2015, 41,740 shares remained available (i.e., not reserved for issuance under outstanding awards) for issuance under the 2008 Plan. Given the significant portion of incentive compensation paid as equity awards, the number of shares currently available under the Company’s 2008 Plan is not expected to be sufficient for grants that would be made over the next year until the 2016 annual meeting of shareholders. As such, if the 2015 Plan is not approved, then the Company may be compelled to increase the cash-based component of employee compensation, which is contrary to the Company’s compensation philosophy and could reduce the alignment of employee and shareholder interests. In addition, the Company will lose a critical tool for attracting, retaining and motivating directors, executives and employees, putting us at a competitive disadvantage in the competitive marketplace for talent.

If stockholders approve the 2015 Equity Incentive Plan, based upon the Company’s current “burn rate” of shares granted under its equity compensation plans determined based on grant practices over the past three calendar years, the Company currently anticipates that it will not need to ask stockholders to approve additional shares for the 2015 Long-Term Incentive Plan for approximately two years, depending on business conditions, changes in the Company’s employee population, management performance, competitive compensation practices, Company stock price and a variety of other factors, some of which beyond the Company’s control. We have calculated our “burn rate” by total number of shares granted under the 2008 Plan over the total number of common shares outstanding. Our burn rate as of May 28, 2015 is 3.2%.

As of May 28, 2015, grants covering approximately 22,830 shares of restricted stock were outstanding under the 2008 Plan and 1996 Plan (collectively, the “prior plans”), and options to purchase approximately 971,395 shares of common stock were outstanding under the prior plans. The outstanding options as of May 28, 2015 had a weighted-average exercise price of $8.95 and weighted-average remaining contractual life of 5.91 years. As of May 28, 2015, 41,740 shares remained available for issuance under the prior plans. The closing price of the Company’s common stock on May 28, 2015 was $7.77.

Summary of the 2015 Plan

A copy of the 2015 Plan is attached as Appendix A hereto. The following description of the 2015 Plan is a summary and, as such, is qualified in its entirety by reference to the complete text of the 2015 Plan.

Material Features of Our 2015 Plan

Shares Subject to the Plan

The aggregate number of shares that may be issued pursuant to the 2015 Plan will be 1,000,000, which may be authorized and unissued plus (i) shares issuable under the 2008 Plan (described below) pursuant to outstanding options that expire or terminate without being exercised, (ii) shares issued or issuable pursuant to awards under the 2008 Plan that lapse or have been forfeited or that are settled in cash, and (iii) shares remaining available for issuance under the 2008 Plan on the date that the 2015 Plan becomes effective. Notwithstanding the foregoing, the maximum number of shares that may be issued in connection with full-value awards is 200,000, no more than 200,000 shares may be delivered upon the exercise of incentive stock options, and the number of shares with respect to awards that may be granted to any one individual in any calendar year will not exceed 200,000 shares. Shares issued under the 2015 Plan may be authorized and unissued shares, treasury shares, or shares purchased on the open market or acquired by private purchase.

The number and kind of shares available under each of these limitations (and underlying outstanding awards) is subject to adjustment as determined to be equitable by the Committee or another director committee appointed by the board of directors in the event of any changes in the outstanding Common Stock or in the capital structure of the Company by reason of stock or extraordinary cash dividends, stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, spin-offs, dividends in kind, or other relevant changes in capitalization, or in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, participants in the 2015 Plan, or which otherwise warrants equitable adjustment because it interferes with the intended operation of the 2015 Plan.

Shares subject to awards under the 2015 Plan that are not used or are canceled, terminated or forfeited because the terms and conditions of the awards are not met, or because the award is instead settled in cash, may be used again for awards under the 2015 Plan (with shares subject to restricted stock awards or stock units again available for those types of awards.) The following shares will not again become available for issuance under the 2015 Plan:

•	shares tendered by participants, or withheld by the Company, as full or partial payment upon the exercise of stock options or stock appreciation rights;

•	upon exercise of a stock appreciation right settled in shares, the gross number of shares covered by the portion of the award exercised;

•	shares withheld by, or otherwise remitted to, the Company to satisfy a participant’s tax withholding obligations under an award; or

•	shares repurchased by the Company with cash received as payment for the exercise price of an option or stock appreciation right.

In connection with the acquisition of any business by the Company or any of its subsidiaries or affiliates, any then-outstanding options or other similar rights or other equity awards pertaining to such business may be assumed or replaced by awards under the 2015 Plan upon such terms and conditions as the Committee determines in its sole discretion and, to the extent any shares of Common Stock are to be delivered as awards under the 2015 Plan in replacement for any such grants, awards, options or rights of another business, such shares will be in addition to those described above as available for the grant of awards under the 2015 Plan.

Information on the total number of shares available under our existing equity compensation plans and subject to outstanding options is presented under the caption “Equity Compensation Plan Information” above.

Administration

The 2015 Plan will be administered by the Committee. The members of the Committee are appointed from time to time by the Board of Directors. Under the 2015 Plan, the Committee must consist of two or more members who are “Non-Employee Directors” within the meaning of Rule 16b-3(b)(3) of the Securities Exchange Act, “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code, and “independent directors” under the rules of NASDAQ, as applicable. The Committee has the duty to conduct the general administration of the 2015 Plan, and has the authority, among other things, to select the non-employee directors, employees, and consultants to whom awards are granted; determine the types of awards to be granted and the number of shares covered by such awards; set the terms and conditions of such awards; and establish rules for the administration of the 2015 Plan. Any award granted under the Plan, and any interpretation or determination of the terms and conditions for any award, need not be the same with respect to each participant. To the extent permitted by applicable law or the rules of NASQAQ, the Board or Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend awards or to take other administrative actions under the 2015 Plan. In addition, the Committee is permitted to employ such legal or other counsel as it deems desirable for the administration of the 2015 Plan, with expenses for such counsel paid by the Company (or other employer affiliate, as deemed appropriate).

Participants

Those non-employee directors, employees, and consultants of Juniper and its subsidiaries and affiliates as the Committee determines to be responsible for the Company’s success and future growth and profitability are eligible to be selected by the Committee to receive awards under the 2015 Plan. The Committee has the discretion to select participants who are not subject to U.S. taxation, in which case any awards made to such non-U.S. participants may have to be modified to comply with local laws and practices.

Award Agreements

Each award under the 2015 Plan will be evidenced by a written agreement entered into between the Company and the participant, setting forth the terms and provisions applicable.

Types of Awards

The 2015 Plan permits grants of:

•	stock options, including “incentive stock options” meeting the requirements of Section 422 of the Internal Revenue Code and stock options that do not meet such requirements;

•	stock appreciation rights;

•	restricted stock awards;

•	stock units; and

•	any combination of the foregoing.

Any awards made under the 2015 Plan may be performance-based awards. This means that the grant of any of these awards may represent “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code.

Stock Options. The Committee may grant stock options under the 2015 Plan, which provide for the right to purchase our Common Stock at a specified price upon becoming exercisable. The Committee may also, in its discretion, make a concurrent grant of stock appreciation rights in tandem with any stock option grant (see “Stock Appreciation Rights” discussed below). Stock options may be either “incentive stock options” intended to meet the requirements of Section 422 of the Internal Revenue Code, or nonstatutory stock options that do not meet such requirements (“non-qualified stock options”); provided, that incentive stock options may only be granted to employees. The exercise price of any option granted under the 2015 Plan will be set by the Committee, but will not be less than 100% of the fair market value (as defined under the 2015 Plan) of the stock at the date of grant (subject to special provisions in the case of stock options that are substitute awards, in connection with a corporate transaction). Stock options will be exercisable at such times as the Committee determines and will be subject to such terms and conditions, including vesting and performance-based conditions, as the Committee determines.

Payment of the exercise price for a vested stock option may be made in cash or, in the discretion of the Committee, by delivery of owned shares, by directing the Company to withhold shares otherwise deliverable upon exercise, or by a broker-assisted cashless exercise, or any other method of payment deemed acceptable by the Committee. No stock option may be exercised more than ten years after the date it is granted.

Stock Appreciation Rights. The Committee may grant stock appreciation rights exercisable at such times and subject to such conditions or restrictions as the Committee may determine. Upon exercise of a stock appreciation right by a holder, the holder is entitled to receive a payment based on the excess of the fair market value (or other specified lesser value) of one share of Common Stock on the date of exercise over the fair market value (or other specified greater value) of one share of Common Stock on the date of grant (subject to special provisions in the case of stock appreciation rights that are substitute awards, in connection with a corporate transaction). As noted above, stock appreciation rights may be granted in connection with stock options or separately. Payment for stock appreciation rights may be made in shares, cash or a combination of the two, as determined by the Committee. No stock appreciation right may be exercised more than ten years after the date it is granted.

Restricted Stock Awards. A restricted stock award is the grant of shares of our Common Stock at a price determined by the Committee (which price shall be no less than the par value of such shares) that is nontransferable and unless otherwise determined by the Committee at the time of award, may be forfeited upon termination of employment or service during a restricted period. The Committee may grant restricted stock awards under the 2015 Plan, subject to the limit on shares available for full-value awards, and subject to such restrictions and terms and conditions as the Committee deems appropriate. Any purchase price payable for shares subject to a restricted stock award may be paid in any manner authorized by the Committee.

Restricted stock awards may be made in consideration for services provided or to be provided to Juniper. Restricted stock awards may be subject to restrictions on transfer, the right of Juniper to reacquire the shares for a payment specified in the award or for no payment, and may grant or withhold the right of the holder to receive dividends and to vote the shares granted.

Stock Units. A “stock unit” is a notional account representing one share of Common Stock and may include, if so determined by the Committee, the value of any dividends or other rights or property received by stockholders after the date of grant of the stock unit. Committee may grant stock units subject to such restrictions and terms and conditions as the Committee may impose. Holders of stock units have the right, subject to any conditions and restrictions imposed by the Committee, to receive shares of Common Stock (or a cash payment equal to the fair market value of such shares, or combination of cash and shares) at some future date.

The Committee may, in its discretion, grant dividend equivalent rights with respect to such stock units and establish any vesting requirements, transfer restrictions and forfeiture provisions.

Performance-Based Awards. Awards made under the 2015 Plan may be intended to qualify for the performance-based compensation exemption of Section 162(m) of the Internal Revenue Code. A performance-based award will entitle the holder to receive payments upon the achievement of specified performance goals based on one or more business criteria that apply to individual participants, one or more departments, groups or business units, or Juniper as a whole, or specified subsidiaries or affiliates of Juniper, either individually or in combination, and may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices. Such business criteria include:

•	net earnings;

•	earnings per share;

•	revenues;

•	sales;

•	operating income;

•	earnings before interest and taxes (EBIT);

•	earnings before interest, taxes, depreciation and amortization (EBITDA);

•	segment profit, as defined in the Company’s financial statements;

•	working capital targets;

•	return on equity;

•	return on capital or return on assets;

•	expenses or expense ratios;

•	cash flow, free cash flow, cash flow return on investment, net cash provided by operations, or economic profit created;

•	market price per share;

•	total return to stockholders, and

•	specific strategic or operational business criteria, including market penetration, geographic expansion, new concept development goals, new products, new projects, or new ventures, customer satisfaction, staffing, training and development goals, goals relating to acquisitions, divestitures, affiliates and joint ventures.

The Committee will determine the terms and conditions of a performance award, including the performance goals to be achieved during the performance period, the length of the performance period and the amount and form of payment of the performance award. A performance award may be settled in cash, shares or a combination of the two.

Limitations on Transfer of Awards

Except as discussed below, no award (other than unrestricted stock awards or vested restricted stock awards) may be transferred or assigned by the participant except by will or the laws of descent and distribution, in the event of the participant’s death, and may only be exercised during the participant’s lifetime, by the participant. If permitted by the Committee and the terms of the award, a participant may transfer awards (other than incentive stock options) to certain immediate family members or trusts for the benefit of such persons or other entities owned by such persons. Such transactions would be intended to facilitate estate planning.

Withholding

As a condition to the issuance or delivery of shares of Common Stock or payment of other compensation pursuant to the exercise, lapse of restrictions or other settlement of any award under the 2015 Plan, the Company has the authority to require participants to discharge all applicable withholding tax obligations. The Committee may, in its discretion, require the participant to remit a sufficient cash amount to the Company, may withhold from any other sums due or to become due from the Company (or employer affiliate) to the participant, or may determine that shares of Common Stock held by or to be issued to a participant may be used to discharge tax withholding obligations.

Termination of Services, Forfeiture

Unless the Committee or an agreement relating to Awards under the 2015 Plan provides otherwise, if a participant’s service with the Company, a subsidiary or affiliate terminates other than for cause, all unexercisable awards held by the participant are immediately forfeited and all exercisable awards remain exercisable in accordance with the 2015 Plan and their award agreement terms, until the earlier of 90 days following termination or expiration of the award; provided, that if the termination is due to death, all exercisable awards remain exercisable in accordance with the 2015 Plan and the award agreement terms until the earlier of one year following termination or expiration of the award. Unless otherwise provided by the Committee or in an award agreement, if termination is for cause or other “injurious conduct” (as described in the 2015 Plan), or if the participant engages in injurious conduct during the one-year period following termination, all awards held by the applicable participant which have not been settled under the 2015 Plan (other than fully vested restricted stock awards and vested stock units that have been deferred at the election of the participant) are subject to forfeiture. Further, the Committee may provide in an award agreement for forfeiture of gains previously realized upon exercise, lapse of restrictions or settlement of an award in the event of a participant’s injurious conduct during service or for a specified period following termination from service. In the event of a participant’s injurious conduct, the Committee must exercise the right of forfeiture within ninety days after discovery of the participant’s activities (which activities must have occurred no later than twelve months after termination from service).

Change of Control

Upon a “change of control” (as defined in the 2015 Plan), outstanding awards become immediately and fully exercisable or payable. The Committee may determine that, upon a change of control, each stock option and stock appreciation right outstanding will terminate within a specified number of days after notice to the holder, and that in such event, the holder will be entitled to receive an amount (in cash or property equal to the excess of the fair market value of the shares (determined immediately prior to the change in control) over the exercise price of the award. To the extent not exercised, settled or terminated, the Committee may determine that outstanding awards will be assumed or substituted by a successor entity (or affiliate of a successor entity).

Amendment or Termination of the 2015 Plan

Unless earlier discontinued or terminated by the Committee, no awards may be granted under the 2015 Plan after June 2, 2025. The 2015 Plan permits the Committee or the Board to amend, suspend or terminate the 2015 Plan at any time; provided that stockholder approval is required if the amendment will (i) increase the total number of shares of Common Stock that may be issued through awards under the 2015 Plan, (ii) increase the maximum number of shares that may be awarded to any participant under the 2015 Plan, (iii) change the types of business criteria on which performance-based awards are based, (iv) modify the eligibility requirements for participation under the 2015 Plan, or (v) reduce the exercise price of any outstanding stock option or stock appreciation right (provided, that certain adjustments, as discussed in “Shares Subject to the Plan” above, are not subject to stockholder approval). In addition, no amendment will be made without shareholder approval if shareholder approval is required by any applicable law or by NASDAQ rules. Notwithstanding the foregoing, no amendment or termination will adversely affect, in any material way, an outstanding award without the consent of the affected participant; provided, that the Board or Committee may make any amendments it deems necessary or advisable for the purpose of conforming to any applicable law or regulation.

Prohibition on Repricing Without Stockholder Approval

Under the 2015 Plan, neither stock options nor stock appreciation rights may be “repriced” without the approval of stockholders. A “repricing” means amending the terms of an option or stock appreciation right after it is granted to lower its exercise price, any other action that is treated as a repricing under generally accepted accounting principles or NASDAQ rules, and canceling an option or stock appreciation right at a time when its strike price is equal to or greater than the fair market value of the underlying shares, in exchange for another award or for an equity or cash payment, unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction. Adjustments to outstanding awards in connection with extraordinary corporate events will not be deemed “repricings” under the 2015 Plan.

Certain Federal Income Tax Matters

The following is a brief summary of the federal income tax consequences generally applicable to awards granted under the 2015 Plan based on United States federal income tax laws in effect on the date of this proxy statement. This summary is provided for the information of stockholders considering how to vote on this matter, and is not intended to be exhaustive and does not address all matters that may be relevant to a particular participant based on his or her specific circumstances. The summary expressly does not discuss the income tax laws of any state, municipality, or non-U.S. taxing jurisdiction, or the gift, estate, excise (other than a brief summary of golden parachute excise tax rules) or other tax laws other than federal income tax law. The following summary is not tax advice, and is not intended or written to be used, and cannot be used, for the purposes of avoiding taxpayer penalties. Because individual circumstances may vary, and because tax laws are complex and subject to change, Juniper advises all participants to consult their own tax advisors concerning the tax implications of awards granted under the 2015 Plan. In all cases, special rules may apply to participants receiving awards under the 2015 Plan who are subject to Section 16(b) of the Exchange Act.

Incentive Stock Options. An employee will generally not recognize ordinary income on receipt or exercise of an incentive stock option so long as he or she has been an employee of the Company or its subsidiaries from the date the ISO was granted until three months before the date of exercise. However, the amount by which the fair market value of the shares on the exercise date exceeds the exercise price is an adjustment in computing the employee’s alternative minimum tax in the year of exercise. If the employee holds the shares of Common Stock received on exercise of the ISO for one year after the date of exercise and for two years from the date of grant of the ISO, any difference between the amount realized upon the disposition of the shares and the amount paid for the shares will be treated as long-term capital gain (or loss, if applicable) to the employee. If the employee exercises an ISO and satisfies these holding period requirements, the Company may not deduct any amount in connection with the ISO.

If an employee exercises an ISO but engages in a “disqualifying disposition” by selling the shares acquired on exercise before the expiration of the one and two-year holding periods described above, the employee generally will recognize ordinary income (for regular income tax purposes only) in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price; and any excess of the amount realized on the disposition over the fair market value on the date of exercise will be taxed as long- or short-term capital gain (as applicable). In either event, the Company will be entitled to a deduction in the amount of ordinary income recognized by the employee.

Non-Qualified Stock Options. Non-qualified stock options will not be taxable to a participant at grant but generally will result in taxation at exercise, at which time the participant will recognize ordinary income in an amount equal to the difference between the aggregate amount of exercise price paid and the fair market value of the shares on the exercise date. The Company will be entitled to deduct a corresponding amount in the year the participant recognizes this income. Upon any subsequent sale of the shares that were acquired pursuant to exercise of a non-qualified stock option, the participant will realize a capital gain (or loss) to the extent the sale price exceeds (or is less than) the participants “tax basis” in the shares (i.e., the fair market value of the shares at the time of exercise), and the Company would not be entitled to any corresponding tax deduction.

Stock Appreciation Rights. Generally, no taxable income is recognized by a participant when a stock appreciation right is granted. Upon the exercise of a stock appreciation right, the participant will recognize ordinary income equal to the cash payment or fair market value of the shares of Common Stock received. The Company generally will be entitled to a compensation deduction for the same amount that the participant recognizes as ordinary income. Tax rules regarding capital gains and losses upon a subsequent sale of the shares received upon exercise are generally the same as for non-qualified stock options, discussed above.

Restricted Stock Awards. The recognition of income from an award of restricted stock for federal income tax purposes depends on the restrictions imposed on the shares. Generally, taxation will be deferred until the first taxable year the shares are no longer subject to substantial risk of forfeiture or become transferable. At the time the restrictions lapse, the participant will recognize ordinary income equal to the then fair market value of the stock less any amount paid for the stock. The participant may, however, make an election under Section 83 of the Internal Revenue Code to include the value of the shares in gross income at the time of grant despite such restrictions. Generally, the Company will be entitled a compensation deduction at the same time and in the same amount as the participant recognizes in income.

Stock Unit Awards. A participant will generally not recognize taxable income upon the grant of a stock unit award. However, when the award is settled, whether by cash or shares being delivered to the participant, the value of such payment at the time will be taxable to the participant as ordinary income. Generally, the Company will be entitled to a deduction for an amount equal to the amount of ordinary income recognized by the participant.

Performance Awards. A participant who has been granted a performance award (either stock units or restricted stock) generally will not recognize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time. When an award is paid, whether in cash or shares, the participant generally will recognize ordinary income, and the Company will be entitled to a corresponding deduction.

Code Section 409A. Certain awards, depending in part on particular award terms and conditions, may be considered non-qualified deferred compensation subject to the requirements of Code Section 409A. If the terms of such awards do not meet the requirements of Code Section 409A, then the violation may result in an additional 20% tax obligation, plus penalties and interest for such participant.

Section 162(m) Limitation. In general, Section 162(m) of the Code imposes a limit on corporate tax deductions for compensation in excess of $1 million per year paid by a public company to its chief executive officer or any of the next three most highest paid executive officers (other than the chief financial officer) as listed in the proxy statement. An exception to this limitation is provided for performance-based compensation that satisfies certain conditions in order to be exempt from the $1 million deduction limit. In particular: (a) the compensation must be paid solely on account of the attainment of one or more objective, pre-established performance goals; (b) the performance goals must be determined within a specified time frame by a committee or subcommittee of the Board consisting solely of two or more “outside directors” (within the meaning of Section 162(m)); (c) the material terms of the compensation, including the performance goals, must have been disclosed to the Company’s stockholders and approved by a majority of the vote of such stockholders before such compensation is paid; and (d) the committee of outside directors certifies the attainment of the performance goals and satisfaction of other terms before such compensation is paid.

If the 2015 Plan is approved by stockholders, then the Company believes that awards made under the 2015 Plan should be able to qualify as performance-based compensation under 162(m), because the 2015 Plan sets forth the various performance goals pursuant to which performance-based compensation may be payable and the maximum number of shares that can be granted to any individual participant during any calendar year, thereby establishing the maximum amount of compensation that can be payable during the term of the 2015 Plan to any one participant. As a result, if awarded by a qualifying compensation committee, stock options and stock appreciation rights granted under the 2015 Plan should satisfy the “performance-based compensation” exception to Section 162(m) as the compensation payable is based solely on an increase in the stock price after the grant date (i.e., the option exercise price or stock appreciation right exercise price is equal to or greater than the fair market value of the stock subject to the award on the grant date). Restricted stock, stock units and performance awards granted under the 2015 Plan may also qualify as “qualified performance-based compensation” for purposes of Code Section 162(m) if such awards are awarded by a qualifying compensation committee, such awards are granted or vest upon pre-established objective performance measures based on the performance goals described above under the section entitled “Performance-Based Awards” and the other technical requirements for granting such awards are met at the time the performance-based awards are granted.

We have attempted to structure the 2015 Plan in such a manner that awards are able to qualify as “performance-based compensation” for purposes of the Code Section 162(m) $1,000,000 compensation limit. However, we have not requested a ruling from the IRS or an opinion of counsel regarding this issue. This discussion will neither bind the IRS nor preclude the IRS from taking a contrary position with respect to the 2015 Plan. Additionally, nothing in the 2015 Plan requires or otherwise guarantees that awards will be qualified “performance-based compensation” under Code Section 162(m), and as noted above, the Committee may, in its discretion, make awards that do not qualify as “performance-based compensation” for Code Section 161(m) purposes.

Deferred Compensation. Any deferrals made under the 2015 Plan, including awards granted under the plan that are considered to be nonqualified deferred compensation, must satisfy the requirements of Section 409A of the Internal Revenue Code to avoid adverse tax consequences to the participant. These requirements include limitations on election timing, acceleration of payments, and the timing of distributions. Juniper intends to structure any deferrals and awards under the 2015 Plan to meet the applicable tax law requirements so that participants are not subject to tax penalties, interest, and unexpected recognition of income under Internal Revenue Code Section 409A, but there can be no assurance that the Internal Revenue Code Section 409A requirements will be met in all cases.

Change of Control. Payments or other benefits provided in connection with a change in control, including acceleration of the exercisability of options and stock appreciation rights, and the lapse of restrictions with respect to restricted stock awards and stock units granted under the 2015 Plan, may constitute compensatory payments that, when made to certain defined individuals (such as Juniper’s executive officers), may be deemed to be “parachute payments” within the meaning of Code Sections 280G and 4999. Those tax laws provide that, if parachute payments to an individual equal or exceed three times the individual’s base amount, the excess of the parachute payments over the base amount (the “excess parachute payments”) will not be deductible by the Company and will be subject to a 20% excise tax payable by the individual. As used in Section 280G, the “base amount” is the individual’s average annual taxable compensation over the five years preceding the taxable year in which the change of control occurs. It should also be noted that excess parachute payments may reduce the $1,000,000 deduction limitation under Code Section 162(m).

Additional Information

The 2015 Plan is not subject to the Employee Retirement Income Security Act of 1974 (“ERISA”), as amended, and is not qualified under Section 401(a) of the Internal Revenue Code. The foregoing is only a summary of certain provisions of the 2015 Plan and is qualified by reference to the full text of the 2015 Plan, which is attached as Appendix A.

Vote Required

The affirmative vote of a majority of the votes cast by holders of shares of our Common Stock and Series B Preferred Stock represented at the Annual Meeting, voting together as a single class, is required to approve the 2015 Plan. Unless otherwise instructed, the Named Proxies will vote properly executed proxies received by them “FOR” the proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE PROPOSAL.

PROPOSAL 4

ADVISORY VOTE ON THE COMPENSATION OF JUNIPER’S NAMED EXECUTIVE OFFICERS

The Board of Directors is committed to excellence in governance and is aware of the significant interest in executive compensation matters by investors and the general public.

The Company has designed its executive compensation program to attract, motivate, reward and retain the senior management talent required to achieve our corporate objectives and increase stockholder value. We believe that our compensation policies and procedures are centered on pay-for-performance principles and are strongly aligned with the long-term interests of our stockholders. See “Compensation Discussion and Analysis” above.

As required by Section 14A of the Exchange Act pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 the Company is presenting the following proposal, which gives you as a stockholder the opportunity to endorse or not endorse the compensation program for our named executive officers, as disclosed in this Proxy Statement, by voting for or against the following resolution (a “say-on-pay” vote). While the vote on the resolution is advisory in nature, and therefore will not bind us to take any particular action, our Board of Directors intends to carefully consider the stockholder vote resulting from the proposal in making future decisions regarding our compensation program.

RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related narrative executive compensation disclosures contained in the proxy statement.

Vote Required

The affirmative vote of a majority of the votes cast by holders of shares of our Common Stock and Series B Preferred Stock represented at the Annual Meeting, voting together as a single class, is required (on a non-binding advisory basis) to approve the resolution. Unless otherwise instructed, the Named Proxies will vote properly executed proxies received by them “FOR” the proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE PROPOSAL.

OTHER MATTERS

The Board knows of no other matters other than those stated in this Proxy Statement that are to be presented for action at the Annual Meeting. If any other matters should properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted on any such matter in accordance with the judgment of the persons voting such proxies. Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.

HOUSEHOLDING OF PROXY MATERIALS

Some brokers and other nominee record holders may be participating in the practice of “householding” proxy statements. This means that only one copy of this Proxy Statement may have been sent to multiple stockholders in a stockholder’s household. The Company will promptly deliver a separate copy of the Proxy Statement to any stockholder who contacts the Company’s Chief Financial Officer by writing to Juniper Pharmaceuticals, Inc., 4 Liberty Square, Boston, Massachusetts 02109, or by calling (617) 639-1500. If a stockholder is receiving multiple copies of this Proxy Statement at the stockholder’s household and would like to receive a single copy of the Proxy Statement for a stockholder’s household in the future, the stockholder should contact his or her broker, other nominee record holder, or the Company’s Chief Financial Officer to request mailing of a single copy of this Proxy Statement.

THE COMPANY’S WEBSITE

In addition to the information about the Company contained in this Proxy Statement, extensive information about the Company can be found on its website located at www.juniperpharma.com including information about its management team, products and services and its corporate governance practices. The content on the Company’s website is available for information purposes only, and should not be relied upon for investment purposes, and is not deemed to be incorporated by reference into this Proxy Statement.

THE COMPANY’S PRINCIPAL EXECUTIVE OFFICE

The Company’s principal executive office is located at 4 Liberty Square, Boston, Massachusetts 02109.

ANNUAL REPORT AND OTHER SEC FILINGS

Our 2014 Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K are available on our corporate website www.juniperpharma.com under the “Investor” tab. These and other SEC filings, including this Proxy Statement, are also available on the SEC’s website at www.sec.gov. The Company will provide, without charge, to any person upon written request or telephone call a copy of any of our SEC filings. All such requests should be directed to our Chief Financial Officer, Juniper Pharmaceuticals, Inc., 4 Liberty Square, Boston, Massachusetts 02109, or by calling (617) 639-1500.

ADDITIONAL QUESTIONS AND INFORMATION REGARDING

THE ANNUAL MEETING AND STOCKHOLDER PROPOSALS

Q:	What happens if additional proposals are presented at the Annual Meeting?

A:	Other than the three proposals described in this Proxy Statement, we do not expect any matters to be presented for a vote at the Annual Meeting. If you grant a proxy, the persons named as proxy holders will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting. If for any unforeseen reason any of our nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board.

Q:	Who will bear the cost of soliciting votes for the Annual Meeting?

A:	Juniper will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. However, if you choose to vote over the Internet, you will bear the expenses for your Internet access. In addition, we have retained MacKenzie Partners, Inc., 105 Madison Avenue, New York, NY, 10016, to aid in the solicitation of Proxies by mail, telephone, facsimile, e-mail and personal solicitation and to contact brokerage houses and other nominees, fiduciaries and custodians to request that such entities forward soliciting materials to beneficial owners of our common stock. For these services, we will pay MacKenzie Partners, Inc. a fee of $15,000, plus expenses. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers, and employees, who will not receive any additional compensation for such solicitation activities. We have retained the services of American Stock Transfer to aid in the solicitation of proxies. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders.

Q:	How do I propose individuals to serve as directors?

A:	Stockholders wishing to submit to the Nominating and Corporate Governance Committee qualified candidates for possible nomination to the Board may do so by sending the following information to the Nominating and Corporate Governance Committee, c/o Corporate Secretary, Juniper Pharmaceuticals, Inc., 4 Liberty Square, Boston, Massachusetts 02109:

(i)	Name of the candidate and a brief biographical sketch and resume;

(ii)	Contact information for the candidate and a document evidencing the candidate’s willingness to serve as a director if elected;

(iii)	A signed statement as to the submitting stockholder’s current status as a stockholder and the number of shares currently held; and

(iv)	Other information as described in our bylaws.

Such nominations must be received within the time periods described below for stockholder proposals outside of Rule 14a-8.

Q:	May I propose actions for consideration at next year’s Annual Meeting of Stockholders?

A:	Yes, you may submit proposals for consideration at next year’s Annual Meeting of Stockholders. In order for a stockholder proposal to be considered for inclusion in the proxy statement in reliance on Rule 14a-8 of the Exchange Act and presented at the 2016 Annual Meeting of Stockholders, it must be in such form as is required by the rules and regulations promulgated by the SEC and received by us not less than 120 calendar days before June 4, 2016 (or by February 4, 2016).

A proposal submitted by a stockholder outside of the process of Rule 14a-8 for the 2016 Annual Meeting of Stockholders will not be considered timely unless such proposal is received by us no later than April 8, 2016 and no earlier than March 9, 2016 in accordance with our bylaws. The proxy to be solicited on behalf of our Board for the 2016 Annual Meeting of Stockholders may confer discretionary authority to vote on any such proposal considered to have been received on a non-timely basis that nonetheless properly comes before the 2016 Annual Meeting of Stockholders.

By Order of the Board of Directors

George O. Elston

Corporate Secretary

June 4, 2015

ANNUAL MEETING OF STOCKHOLDERS OF

JUNIPER PHARMACEUTICALS, INC.

July 7, 2015

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, proxy statement and proxy card

are available at http://www.astproxyportal.com/ast/18460/

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

i   Please detach along perforated line and mail in the envelope provided.  i

¢	00003333333333000000 5	070715

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES, AND “FOR” PROPOSALS 2, 3 AND 4.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

	1.	Election of Directors

Nominees:
			FOR	AGAINST	ABSTAIN
		Valerie L. Andrews	☐	☐	☐
		Frank Armstrong	☐	☐	☐
		Frank C. Condella, Jr.	☐	☐	☐
		Cristina Csimma	☐	☐	☐
		James A. Geraghty	☐	☐	☐
		Donald H. Hunter	☐	☐	☐
		Nikin Patel	☐	☐	☐
	2.	Ratify the selection of BDO USA, LLP, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.	☐	☐	☐

	3.	Approve the 2015 Long-Term Incentive Plan.	☐	☐	☐
	4.	Approve in a non-binding advisory vote the Company’s executive compensation.	☐	☐	☐

This Proxy, when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, the Proxy will be voted “FOR” the election of each of the nominees in Proposal 1 and “FOR” Proposals 2, 3 and 4.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐	PLEASE MARK, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY USING THE ENVELOPE PROVIDED.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

¢	Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

¢

0                    ¢

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

JUNIPER PHARMACEUTICALS, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JULY 7, 2015

The undersigned hereby appoints each of George O. Elston and Frank C. Condella, Jr., as Proxies, each with the power to appoint a substitute, to represent and to vote, with all the powers the undersigned would have if personally present, all the shares of Common Stock $.01 par value per share, or, as the case may be, shares of Series B Convertible Preferred Stock, $.01 par value per share, of Juniper Pharmaceuticals, Inc. (the “Company”) held of record by the undersigned on May 28, 2015, at the Company’s Annual Meeting of Stockholders, to be held on July 7, 2015, or at any adjournment or adjournments thereof.

(Continued, and to be signed, on the reverse side.)

¢ 1.1	14475 ¢